Exhibit 99.2

CREDIT AGREEMENT

Dated as of January 23, 2004

Amended and Restated as of November 29, 2004

among

COMMUNICATIONS & POWER INDUSTRIES, INC.,
as Borrower,

CPI HOLDCO, INC.,
as a Guarantor,

THE OTHER GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

UBS SECURITIES LLC and
BEAR, STEARNS & CO. INC.,
as Joint Lead Arrangers and Bookrunners,

and

UBS AG, STAMFORD BRANCH,
as Administrative Agent, Collateral Agent, Issuing Bank,

and as

Administrative Agent, Sole Arranger and Sole Bookrunner solely with respect to the Term B Loans

UBS LOAN FINANCE LLC,
as Swingline Lender,

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Documentation Agent,

and

WACHOVIA CAPITAL MARKETS, LLC,
as Co-Arranger

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Classification of Loans and Borrowings	34
SECTION 1.03.	Terms Generally	34
SECTION 1.04.	Accounting Terms; GAAP	34

ARTICLE II

THE CREDITS

SECTION 2.01.	Commitments	35
SECTION 2.02.	Loans	35
SECTION 2.03.	Borrowing Procedure	36
SECTION 2.04.	Evidence of Debt; Repayment of Loans	37
SECTION 2.05.	Fees	38
SECTION 2.06.	Interest on Loans	39
SECTION 2.07.	Termination and Reduction of Commitments	40
SECTION 2.08.	Interest Elections	40
SECTION 2.09.	Amortization of Term B Borrowings	41
SECTION 2.10.	Optional and Mandatory Prepayments of Loans	42
SECTION 2.11.	Alternate Rate of Interest	45
SECTION 2.12.	Increased Costs	45
SECTION 2.13.	Breakage Payments	46
SECTION 2.14.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	47
SECTION 2.15.	Taxes	48
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	50
SECTION 2.17.	Swingline Loans	50
SECTION 2.18.	Letters of Credit	52
SECTION 2.19.	Term B Loans	56
SECTION 2.20.	Increase in Commitments	57

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	58
SECTION 3.02.	Authorization; Enforceability	59
SECTION 3.03.	Governmental Approvals; No Conflicts	59
SECTION 3.04.	Financial Statements	59
SECTION 3.05.	Properties	60
SECTION 3.06.	Equity Interests and Subsidiaries	60
SECTION 3.07.	Litigation; Compliance with Laws	61
SECTION 3.08.	Agreements	61
SECTION 3.09.	Federal Reserve Regulations	61

SECTION 3.10.	Investment Company Act; Public Utility Holding Company Act	62
SECTION 3.11.	Use of Proceeds	62
SECTION 3.12.	Taxes	62
SECTION 3.13.	No Material Misstatements	62
SECTION 3.14.	Labor Matters	62
SECTION 3.15.	Solvency	63
SECTION 3.16.	Employee Benefit Plans	63
SECTION 3.17.	Environmental Matters	64
SECTION 3.18.	Insurance	64
SECTION 3.19.	Security Documents	65
SECTION 3.20.	Acquisition Documents; Representations and Warranties in Agreement	66
SECTION 3.21.	Representations, Warranties and Agreements of Parent	66
SECTION 3.22.	Anti-Terrorism Law	66
SECTION 3.23.	Bribery	67
SECTION 3.24.	Subordination of Senior Subordinated Notes	67

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01.	All Credit Events	67
SECTION 4.02.	First Credit Event	68
SECTION 4.03.	Conditions to Effectiveness of the Amendment and Restatement	73

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements, Reports, etc.	75
SECTION 5.02.	Litigation and Other Notices	77
SECTION 5.03.	Existence; Businesses and Properties	77
SECTION 5.04.	Insurance	77
SECTION 5.05.	Obligations and Taxes	78
SECTION 5.06.	Employee Benefits	78
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	79
SECTION 5.08.	Use of Proceeds	79
SECTION 5.09.	Compliance with Environmental Laws; Environmental Reports	79
SECTION 5.10.	[Reserved]	79
SECTION 5.11.	Additional Collateral; Additional Guarantors	80
SECTION 5.12.	Security Interests; Further Assurances	82

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	83
SECTION 6.02.	Liens	83
SECTION 6.03.	Investment, Loan and Advances	85
SECTION 6.04.	Mergers, Consolidations, Sales of Assets and Acquisitions	87
SECTION 6.05.	Dividends	88
SECTION 6.06.	Transactions with Affiliates	89

- ii -

SECTION 6.07.	Financial Covenants	90
SECTION 6.08.	Prepayments of Other Indebtedness; Modifications of Certificate of Incorporation, Other Constitutive Documents or By-Laws and Certain Other Agreements, etc.	92
SECTION 6.09.	Limitation on Certain Restrictions on Subsidiaries	92
SECTION 6.10.	Limitation on Issuance of Capital Stock	93
SECTION 6.11.	Limitation on Creation of Subsidiaries	93
SECTION 6.12.	Business	93
SECTION 6.13.	Limitation on Accounting Changes	94
SECTION 6.14.	Fiscal Year	94
SECTION 6.15.	Sale and Leaseback Transactions	94
SECTION 6.16.	Anti-Terrorism Law; Anti-Money Laundering	94

ARTICLE VII

GUARANTEE

SECTION 7.01.	The Guarantee	95
SECTION 7.02.	Obligations Unconditional	95
SECTION 7.03.	Reinstatement	96
SECTION 7.04.	Subrogation; Subordination	96
SECTION 7.05.	Remedies	97
SECTION 7.06.	Instrument for the Payment of Money	97
SECTION 7.07.	General Limitation on Guarantee Obligations	97

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01.	Events of Default	97

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01.	Collateral Account	100
SECTION 9.02.	Proceeds of Casualty Events	101
SECTION 9.03.	Application of Proceeds	101

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01.	Appointment	102
SECTION 10.02.	Agent in Its Individual Capacity	102
SECTION 10.03.	Exculpatory Provisions	102
SECTION 10.04.	Reliance by Agent	103
SECTION 10.05.	Delegation of Duties	103
SECTION 10.06.	Successor Agent	103
SECTION 10.07.	Non-Reliance on Agent and Other Lenders	104
SECTION 10.08	No Other Administrative Agent	104

- iii -

SECTION 10.09	Indemnification	104

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.	Notices	105
SECTION 11.02.	Waivers; Amendment	105
SECTION 11.03.	Expenses; Indemnity	107
SECTION 11.04.	Successors and Assigns	108
SECTION 11.05.	Survival of Agreement	111
SECTION 11.06.	Counterparts; Integration; Effectiveness	111
SECTION 11.07.	Severability	112
SECTION 11.08.	Right of Setoff	112
SECTION 11.09.	Governing Law; Jurisdiction; Consent to Service of Process	112
SECTION 11.10.	WAIVER OF JURY TRIAL	113
SECTION 11.11.	Headings	113
SECTION 11.12.	Confidentiality	113
SECTION 11.13.	Interest Rate Limitation	114
SECTION 11.14.	Lender Addendum	114
SECTION 11.15.	Administrative Agent Consent to Defeasance	114

ANNEXES

Annex I                              Amortization Table

SCHEDULES

Schedule 1.01(a)	Mortgaged Properties
Schedule 1.01(b)	Refinancing Indebtedness To Be Repaid
Schedule 1.01(c)	Subsidiary Guarantors
Schedule 3.03	Governmental Approvals; No Conflicts
Schedule 3.05(b)	Real Properties
Schedule 3.05(c)	Intellectual Property
Schedule 3.06(a)	Subsidiaries
Schedule 3.08	Material Agreements
Schedule 3.18	Insurance
Schedule 3.20	Acquisition Documents
Schedule 4.02(o)(vi)	Landlord Access Agreements

EXHIBITS

Exhibit A	Form of Landlord Access Agreement
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement

- iv -

Exhibit G	Form of Lender Addendum
Exhibit H	Form of Mortgage
Exhibit I-1	Form of Term Note
Exhibit I-2	Form of Term B Note
Exhibit I-3	Form of Revolving Note
Exhibit I-4	Form of Swingline Note
Exhibit J-1	Form of Perfection Certificate
Exhibit J-2	Form of Perfection Certificate Supplement
Exhibit K	Form of Security Agreement
Exhibit L	Form of Exemption Certificate
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Intercompany Note
Exhibit O	Form of Mortgage Amendment
Exhibit P	Confidential Lender Authorization

- v -

CREDIT AGREEMENT

CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of January 23, 2004, amended and restated as of November 29, 2004, among COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation (“Borrower”), CPI HOLDCO, INC. (formerly known as CPI Acquisition Corp.), a Delaware corporation (“Parent”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO.  INC., as joint lead arrangers and bookrunners (in such capacity, “Joint Lead Arrangers”), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, “Swingline Lender”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and as issuing bank (in such capacity, “Issuing Bank”) and as administrative agent, sole arranger and sole bookrunner solely with respect to the Term B Loans, BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, “Syndication Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, “Documentation Agent”) and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, “Co-Arranger”).

W I T N E S S E T H :

WHEREAS, Holdings, Parent and CPI Merger Sub Corp. (“Merger Sub”) entered into that certain agreement and plan of merger with Green Equity Investors II, L.P. (“GEI”), dated as of November 17, 2003, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof (the “Merger Agreement”) to effect the merger (the “Merger”) of Merger Sub with and into Holdings, with Holdings as the surviving corporation;

WHEREAS, this Agreement was originally entered into on January 23, 2004 (the “Original Credit Agreement”) and the parties hereto desire to amend and restate this Agreement as herein set forth;

WHEREAS, Borrower requested the Original Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount of $90.0 million, which Term Loans were made on the Closing Date, and Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40.0 million, which Revolving Loans were not drawn on the Closing Date other than to fund up to $4.0 million of working capital of Borrower and its Subsidiaries;

WHEREAS, Borrower requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Maturity Date, in the form of Swingline Loans, in an aggregate amount at any time outstanding of up to $5.0 million;

WHEREAS, Borrower requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $15.0 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries;

WHEREAS, Borrower desires to create a new Class of Term B Loans under this Agreement in an aggregate principal amount of $89.55 million, having terms identical to the Term Loans and having the same rights and obligations as the Term Loans as set forth in this Agreement and the other Loan Documents, except in each case, as set forth herein;

WHEREAS, each Original Lender who holds Term Loans (other than Reduced Lenders (as defined below)) and who executes and delivers a counterpart of this Agreement shall be deemed, upon effectiveness of this Agreement as amended and restated on the date hereof (the “Amendment and Restatement”), to have exchanged its Term Loans (which Term Loans shall thereafter be deemed paid in full and extinguished) for Term B Loans in equal outstanding principal amounts;

WHEREAS, each Original Lender who holds outstanding Term Loans in an amount greater than its Term B Loan Commitment (such Lender, a “Reduced Lender”) and who executes and delivers a counterpart of this Agreement shall be deemed, upon effectiveness of this Amendment and Restatement, to have, upon the funding thereof, to have made Term B Loans in amount equal to its Term B Loan Commitment;

WHEREAS, a portion of the proceeds from the Term B Loans shall be used on the Amendment Effectiveness Date (as defined below) to repay the entire aggregate principal amount of the Term Loans held by Original Lenders who do not execute and deliver a counterpart of this Agreement and to the Reduced Lenders in accordance with Section 2.19 of this Agreement, together with accrued and unpaid interest thereon to the Amendment Effectiveness Date;

WHEREAS, the proceeds of the Loans were or are to be used in accordance with Section 3.11;

WHEREAS, Communications & Power Industries Holding Corporation (“Holdings”) has merged with and into Borrower on March 12, 2004, with Borrower surviving the merger, as permitted by the Original Credit Agreement;

WHEREAS, the Lenders expressly intend that the Obligations will be structurally senior to any Permitted Parent Notes and any other obligations of Parent (other than its Guarantee of the Obligations);

                        WHEREAS, notwithstanding anything to the contrary in this Amendment and Restatement, since each Original Lender that holds Term Loans has agreed to execute this Amendment and Restatement and there are no Reduced Lenders, all references to the Term Loans being repaid or exchanged for Term B Loans shall be deemed to be references to redesignations of Term Loans into Term B Loans only; for the avoidance of doubt, all parties expressly agree and intend that the liens securing the Term B Loans shall be continuously effective from the Closing Date;

        NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms

.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term B Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“AC Amount” shall have the meaning assigned to such term in the definition of “Permitted Acquisition.”

“Access Agreement” shall mean an Access Agreement substantially in the form of Exhibit A.

“Acquired Business” shall mean Holdings and its subsidiaries.

“Acquired Indebtedness” shall mean (1) with respect to any person that becomes a Subsidiary after the Closing Date as a result of a Permitted Acquisition, Indebtedness of such person and its subsidiaries existing at the time such person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (2) with respect to Borrower or any Subsidiary, any Indebtedness of a person (other than Borrower or a Subsidiary) existing at the time such person is merged with or into Borrower or a Subsidiary in connection with a Permitted Acquisition, or Indebtedness expressly assumed by Borrower or any Subsidiary in connection with a Permitted Acquisition, which Indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Borrower or any of its Subsidiaries in exchange for or as part of any Permitted Acquisition, whether paid in cash, by assumption of Indebtedness, or by exchange of assets other than Qualified Stock of Parent and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, and includes Borrower’s reasonable estimate of any and all payments that will be required to be made and that represent the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.

“Acquisition Documents” shall mean the collective reference to the Merger Agreement, Voting and Indemnification Agreement and the Escrow Agreement.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.06, the term “Affiliate” shall also include any person that directly or indirectly owns more than 10% of the aggregate voting Equity Interests of the person specified or that is an executive officer or director of the person specified.

“Agents” shall mean the Arrangers, Syndication Agent, Documentation Agent, Administrative Agent and Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Amendment and Restatement” shall have the meaning assigned to such term in the recitals hereto.

“Amendment Effectiveness Date” shall have the meaning assigned to such term in Section 4.03.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” shall mean, for any day, with respect to any Loan, the applicable percentage set forth below:

Leverage Ratio	Revolving Loans		Term Loans
	Eurodollar	ABR	Eurodollar	ABR
Level I >3.5: 1.0	3.00%	2.00%	2.50%	1.50%
Level II < 3.5:1.0	2.75%	1.75%	2.25	1.25%

Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, (a) from the Amendment Effectiveness Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and 5.01(d) for the fiscal quarter ending December 31, 2004, the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin and (b) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin.

“Arrangers” shall mean the Joint Lead Arrangers and the Co-Arranger.

“Asset Sale” shall mean (a) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of subsidiaries by the holder thereof) by any of the Group Companies to any person other than any Loan Party and (b) any issuance or sale by any Subsidiary of its Equity Interests to any person (other than to a Loan Party).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender, or if dated prior to the Amendment Effectiveness Date, an Original Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Audited Financial Statements” shall have the meaning assigned to such term in Section 3.04(a).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now constituted or hereafter amended.

“Bailee Letter” shall have the meaning assigned to such term in the Security Agreement.

“Bear Stearns” shall mean Bear Stearns Corporate Lending Inc.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any person, the board of directors (or similar governing body) of such person.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City or Stamford, CT are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, with respect to any person, for any period, the aggregate cash expenditures made during that period for property, plant or equipment as reflected in the consolidated balance sheet of such person and its Consolidated Subsidiaries, in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of property (a) to the extent financed from insurance proceeds paid on account of the loss of or damage to the property being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the property being replaced or (c) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements; provided that Capital Expenditures shall not in any event include the Acquisition Consideration paid in connection with Permitted Acquisitions or up to $20.0 million of expenditures in connection with the sale, remediation or restoration work concerning the San Carlos Facility.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person:  (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having, capital and surplus aggregating in excess of $1.0 billion with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

“Casualty Event” shall mean, with respect to any property (including Real Property) of any person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such person or any of its subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than $500,000.  “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

“CERCLA” shall have the meaning assigned thereto in the definition of “Environmental Law”.

A “Change in Control” shall be deemed to have occurred if:  (a) Parent shall at any time cease to own 100% of the capital stock of Borrower; (b) prior to an IPO, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Parent; (c) following an IPO, either (i) the Permitted Holders shall fail to own, or to have the power to vote or direct the voting of, Voting Stock representing at least 30% of the voting power of the total outstanding Voting Stock of Parent or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 30% of the voting power of the total outstanding Voting Stock of Parent; or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholder of Parent was approved by a vote of at least 51% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent, provided that this clause (d) shall not apply when the Permitted Holders own sufficient Voting Stock to elect a majority of directors to the Board of Directors.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans, Swingline Loans or a new Class of Loans created pursuant to Section 2.20 and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment and any Commitment to make Loans of a new Class extended by any such Lender as provided in Section 2.20.

“Closing Date” shall mean January 23, 2004.

“Closing Date Intercompany Loan” shall mean a loan from Borrower to Holdings made from the proceeds of borrowings made hereunder on the Closing Date for the sole purpose of funding a portion of the consideration for the Merger not funded by the Equity Financing and to pay fees, commissions and expenses in connection with the Transactions.

“Co-Arranger” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall mean all of the Security Agreement Collateral, the Mortgaged Real Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

“Collateral Account” shall mean a collateral account or sub-account in the form of a deposit account established and maintained by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collateral Documents” shall mean the Security Documents, the Perfection Certificate and all UCC or other financing statements or instruments of perfection required by this Agreement or any Security Document to be filed with respect to the security interests in property and fixtures created pursuant to the Security Documents.

“Commercial Letter of Credit” means any letter of credit issued for the account of Borrower for the benefit of Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries.

“Commitment” shall mean, with respect to any Lender or Original Lender, such Lender’s or Original Lender’s Revolving Commitment, Term Loan Commitment, Term B Loan Commitment and Swingline Commitment and any Commitment to make Loans of a new Class extended by any such Lender as provided in Section 2.20.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commitment Letter” shall mean the Commitment Letter, dated January 12, 2004, among Parent, UBS Loan Finance LLC, UBS Securities LLC, Bear Stearns Corporate Lending Inc., Bear Stearns & Co. Inc., Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

“Companies” shall mean Borrower and the Subsidiaries; and “Company” shall mean any one of them.

“Confidential Information Memorandum” shall mean that certain confidential information memorandum dated as of January 2004.

“Confidential Lender Authorization” shall mean a Confidential Lender Authorization in the form of Exhibit P.

“Consolidated Current Assets” shall mean, with respect to any person as at any date of determination, the total assets of such person and its Consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” shall mean, with respect to any person as at any date of determination, the total liabilities of such person and its Consolidated Subsidiaries which may properly be classified as current liabilities (other than (a) the current portion of any Loans and Capital Lease Obligations and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein) on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted, without duplication and in each case only to the extent included in determining Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders), by (x) adding thereto (i) the amount of Consolidated Interest Expense, (ii) provision for taxes, (iii) amortization, (iv) depreciation, (v) extraordinary losses, (vi) fees and expenses incurred in connection with the Transactions, the sale, remediation or relocation work concerning the San Carlos Facility or any Permitted Acquisition, (vii) all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, including non-cash compensation expense and non-cash impairment charges, (viii) the portion of the cost of goods sold expense which is attributable to non-cash step-ups of inventory pursuant to purchase accounting adjustments associated with the Transactions or Permitted Acquisitions and (ix) the aggregate amount of all other non-recurring items reducing the Consolidated Net Income for such period; provided that the aggregate amount of all non-recurring cash items added back for such period pursuant to this clause (ix) shall not exceed $10.0 million; provided, further, that an item will not be considered “non-recurring” if the nature of such item is such that it is reasonably likely to recur within two years or there was a similar item within the prior two years, and (y) subtracting (i) dividends paid by Borrower pursuant to Section 6.05(c), (ii) extraordinary gains, (iii) all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (iv) the aggregate amount of all non-recurring cash items increasing the Consolidated Net Income for such period.  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.04) has occurred during the relevant period, Consolidated EBITDA shall be determined for the respective period on a Pro Forma Basis for such occurrence (other than for the purposes of calculating Excess Cash Flow).

 Notwithstanding the foregoing, Consolidated EBITDA (i) for the third fiscal quarter of 2003 shall be $15.2 million, (ii) for the fourth fiscal quarter of 2003 shall be $12.1 million and (iii) for the first fiscal quarter of 2004 shall be $13.8 million, subject, in each case, to adjustment pursuant to the preceding sentence.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such period less the sum of (i) Capital Expenditures paid in cash during such period, (ii) income taxes that have been paid in cash during such period (net of cash indemnification amounts received from third parties); provided that if a Tax Event has occurred, the amount of the taxes paid in connection with a Tax Event shall be allocated to the period or periods to which such taxes relate

(provided, that if any such amounts paid would be allocated to a period prior to the fiscal quarter ended January 2, 2004, then such amounts shall be allocated pro rata amongst the period or periods to which such taxes relate from and including the fiscal quarter ended January 2, 2004) and (iii) any income taxes allocated to such Test Period pursuant to the immediately preceding clause (ii), to (b) the sum of (i) cash Consolidated Interest Expense for such period and (ii) the principal amount of all regularly scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Borrower and its Subsidiaries for such period (as determined on the first day of the respective period).  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.04) has occurred during the relevant Test Period, the Consolidated Fixed Charge Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrence.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capital Lease Obligations and all drawn letters of credit) of Borrower and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP minus the aggregate stated balance sheet amount of cash and Cash Equivalents held by Borrower and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period.  To the extent that the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.04) has occurred during the relevant Test Period, the Consolidated Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrence.

“Consolidated Interest Expense” shall mean, for any period, the excess of (a) the sum, without duplication, of (i) the total consolidated cash interest expense of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP, (ii) the portion of Capital Lease Obligations of Borrower and its Consolidated Subsidiaries representing the interest factor for such period, (iii) all interest paid with respect to discontinued operations, and (iv) all accrued but unpaid interest on any Indebtedness of any other person guaranteed by Borrower or any of its Subsidiaries, minus (b) the total consolidated interest income of Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of Borrower and its Consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event net earnings or loss of any other person (other than a Subsidiary) in which Borrower or any Consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by Borrower or such Consolidated Subsidiary in the form of cash distributions.

“Consolidated Subsidiaries” shall mean, as to any person, all subsidiaries of such person which are consolidated with such person for financial reporting purposes in accordance with GAAP.

“Contested Collateral Lien Conditions” shall mean, with respect to any Permitted Lien of the type described in clauses (a) and (b) of Section 6.02, the following conditions:

(a)           any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any material portion of the Collateral on account of such Lien;

(b)           the appropriate Credit Party shall maintain, to the extent it deems necessary, cash reserves in an amount sufficient to pay and discharge such Lien and the reasonable estimate of all interest and penalties related thereto; and

(c)           such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

“Contingent Obligation” shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any product warranties for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Parties” shall mean Borrower and the Guarantors.

“Debt Issuance” shall mean the incurrence by Parent, Borrower or any Subsidiary of any Indebtedness after the Closing Date (other than the issuance of the Permitted Parent Notes and as permitted by Section 6.01).

“Default” shall mean any event or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Defeasance Activities” shall have the meaning assigned to such term in Section 4.02(e).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 90 days following the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 90 days following the Term Loan Maturity Date, or (c) contains any repurchase obligation which comes into effect prior to payment in full of all amounts hereunder.

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock).

“dollars” or “$” shall mean lawful money of the United States of America.

“ECF Percentage” shall mean, with respect to any fiscal year, the applicable percentage set forth below across from the applicable Leverage Ratio as of the last day of such fiscal year:

Leverage Ratio	Applicable Percentage
> 3.5:1.0	75%
≤ 3.5:1.0 and > 2.75:1.0	50%
≤ 2.75:1.0	25%

“environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, investigation or potential liability claim, demand, order, directive, cost recovery action or other cause of action by any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Response action costs, property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties, restrictions or modification of operations or equipment, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, or the common law relating in any way to the environment (including, without limitation preservation or reclamation of natural resources), the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters to the extent involving exposure to Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. (collectively “CERCLA”), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §§ 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§ 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments to or regulations promulgated under, any of the foregoing.

“Environmental Permit” shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Financing” shall mean (i) the common equity investments in Parent by the Equity Investors and (ii) the Rollover Equity, which together shall be in an amount not less than $100.0 million (which amount may be reduced, to the extent that the amount of fees, commissions and expenses in connection with the Transactions is less than $17.5 million, by the amount of such deficiency).

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date.

“Equity Investors” shall mean Affiliates of Sponsor or such Affiliates and one more other investors reasonably satisfactory to the Arrangers.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Parent after the Closing Date of (x) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling person or (ii) any capital contribution to Parent; provided, however, that an Equity Issuance shall not include (a) any such sale or issuance by Parent to directors, officers or employees of any Group Company of its Equity Interests or any warrants or options to purchase its Equity Interests (including such Equity Interests issued upon exercise of any warrant or option but excluding any Disqualified Capital Stock) in an aggregate amount of up to 15.0% of the outstanding Equity Interests of Parent on the date hereof, (b) any issuance or sale by Parent to Sponsor or the Equity Investors, (c) any capital contribution by Sponsor, or any Equity Investor to Parent or (d) any issuance or sale by Parent of its Equity Interests to the extent the proceeds thereof are contemporaneously applied to fund Permitted Acquisitions or to fund Investments permitted by Section 6.03(m).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414(m) or (o) of the Tax Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of

ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Tax Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Tax Code or Section 406 of ERISA) which could result in liability to any Company.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of January 23, 2004, in substantially the form attached as Exhibit B to the Merger Agreement.

“Escrow Proceeds” shall mean cash amounts received by any Group Company under the Escrow Agreement or any other escrow agreements entered into under the Merger Agreement; provided, however, that Escrow Proceeds shall not include such cash amounts relating to (i) indemnification of amounts actually paid by any Group Company to persons other than any Group Company or (ii) working capital adjustments.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Eurodollar Term Loan” shall mean any Term B Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Excess Cash Flow” shall mean, for any fiscal year of Borrower, the sum, without duplication, of

(a)           Consolidated EBITDA for such fiscal year provided that, to the extent otherwise included in such calculation, such calculation shall exclude all unrealized gains and unrealized losses; plus

(b)           the difference, if positive, of the amount of Net Working Capital at the end of the prior fiscal year over the amount of Net Working Capital at the end of such fiscal year; minus

(c)           the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior fiscal year over the amount of Net Working Capital at the end of such fiscal year; minus

(d)           the amount of non-recurring cash items reducing Consolidated Net Income; minus

(e)           the amount of any cash income taxes paid or payable by Borrower and its Consolidated Subsidiaries with respect to such fiscal year; minus

(f)           cash interest (excluding any accrued interest included in clause (j) of this definition in the prior fiscal year), commitment fees, Letter of Credit fees and other fees associated with or paid pursuant to any Loan Document or any other Indebtedness paid by Borrower and its Consolidated Subsidiaries during such fiscal year and fees and expenses incurred in connection with (x) the Transactions, (y) any Permitted Acquisition or (z) the sale, remediation or relocation work concerning the San Carlos Facility; minus

(g)           Capital Expenditures made in cash in accordance with Section 6.07(d), cash payments in respect of Acquisition Consideration and cash Investments made in accordance with Section 6.03, in each case, during such fiscal year and to the extent funded from Internally Generated Funds (provided that the cash payments in respect of the acquisition of the Equity Interests of Econco Broadcast Service, Inc. shall be deemed to have been made in the fiscal year ended October 1, 2004); minus

(h)           permanent repayments of Indebtedness (other than any optional prepayment of the Loans) made by Borrower and its Consolidated Subsidiaries during such fiscal year but only to the extent such repayments do not occur in connection with a refinancing of all or any portion of the Loans; minus

(i)           extraordinary cash losses from the sale of assets during such fiscal year and not included in Consolidated EBITDA; minus

(j)           interest associated with or pursuant to any Loan Document or any other Indebtedness owed by Borrower and its Consolidated Subsidiaries accrued during such fiscal year but to be paid in the subsequent fiscal year;

provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and Casualty Events shall be excluded from the calculation of Excess Cash Flow. Notwithstanding the foregoing, for the fiscal year ended October 1, 2004 the items set forth in clauses (a)-(j) above shall be measured from the Closing Date through October 1, 2004.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income, branch profits or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office or applicable lending office is located and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a) (it being understood and agreed, for the avoidance of doubt, that any U.S. withholding tax imposed on a Foreign Lender as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax).

“Executive Order” shall have the meaning assigned to such term in Section 3.22.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the confidential Fee Letter, dated January 12, 2004, among the Parent, UBS Loan Finance LLC, UBS Securities LLC, Bear Stearns Corporate Lending Inc., Bear, Stearns & Co.  Inc., Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

“Foothill Loan Agreement” shall mean the Loan and Security Agreement, dated as of December 15, 2000, by and among Borrower, as borrower, the other obligors named therein, the lenders signatory thereto and Foothill Capital Corporation, as arranger and administrative agent, as amended.

“Foreign Lender” shall mean any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Tax Code.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“GEI” has the meaning assigned to such term in the recitals hereto.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property to be sold, mortgaged or assigned or the establishment for which control is to be transferred.

“Group Companies” shall mean Parent, and the Companies; and “Group Company” shall mean any one of them.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Guarantors.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean all pollutants, contaminants, chemicals, wastes, substances and constituents including without limitation petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment, radon gas, infectious or medical wastes which are regulated pursuant to, or can give rise to liability under, any Environmental Law.

“Hedging Agreement” means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” shall have the meaning assigned to such term in the recitals hereto.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.20(c).

 “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person in an amount not to exceed the fair market value of such property, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (h) all obligations of such person in respect of Hedging Agreements; provided that the amount of Indebtedness of the type referred to in this clause (h) of any person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such person; (i) all obligations of such person as an account party in respect of drawn letters of credit, letters of guaranty and bankers’ acceptances; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such person is not liable therefor.  Notwithstanding the foregoing, until the earlier of (x) March 31, 2007 and (y) the termination of the San Carlos Agreement, “Indebtedness” shall not include indebtedness of Borrower of up to $20.0 million aggregate principal amount at any time outstanding arising in connection with the sale, remediation or relocation work concerning the San Carlos Facility; provided that such indebtedness shall constitute “Indebtedness” if, at any time, neither Borrower nor Holdings is permitted, pursuant to the terms of the San Carlos Agreement, to convey the San Carlos Facility to satisfy such indebtedness in full.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Indenture” shall have the meaning assigned to such term in Section 11.15.

“Initial Lenders” shall mean UBS Loan Finance LLC, Bear Stearns and Wachovia, each, as an Original Lender.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.05(c).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit N.

“Interest Election Request” means a request by Borrower to convert or continue a Revolving Borrowing, Term B Borrowing or any Borrowing of a new Class of Loans created pursuant to Section 2.20 in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December to occur during the period that such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months and, if available to all relevant Lenders, nine or twelve months thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to seven days to the extent required under Section 2.03(e) hereof.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower or the Subsidiaries against fluctuations in interest rates and not entered into for speculation.

“Internally Generated Funds” shall mean funds not constituting the proceeds of any Loan, Debt Issuance, Equity Issuance, Asset Sale, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof).

“Investments” shall have the meaning assigned to such term in Section 6.03.

“IPO” means an underwritten public offering of Equity Interests of Parent pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“Issuing Bank” shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(i), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Joinder Agreement” shall mean that certain joinder agreement substantially in the form of Exhibit F.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“Junior Preferred Stock” shall mean the Series A 14% Junior Preferred Stock of Borrower.

“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit A, or such other form as may reasonably be acceptable to the Collateral Agent.

“Latest Balance Sheet” shall have the meaning assigned to such term in the Merger Agreement.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time.  The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Sub-Account” shall have the meaning assigned to such term in Section 9.01(d).

“Lender Addendum” shall mean with respect to any Original Lender on the Closing Date, a lender addendum in the form of Exhibit G, executed and delivered by such Original Lender on the Closing Date as provided in Section 11.14.

“Lenders” shall mean (a) the financial institutions that are signatory hereto (pursuant to the provisions of Section 11.06) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, in each case, other than any such financial institution that has ceased to be a party hereto pursuant to another Assignment and Acceptance.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lender Affiliate” means with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by (i) the same investment advisor as such Lender or by an Affiliate of such advisor or (ii) any Lender or an Affiliate of any Lender.

“Letter of Credit” shall means any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18.

“Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then most recently ended.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Eurodollar Borrowing to be outstanding during such Interest Period.  “Telerate British Bankers Assoc. Interest Settlement Rates Page” shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities (other than securities representing an interest in a joint venture), any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Notes (if any) and the Security Documents.

“Loan Parties” shall mean Borrower and the Subsidiary Guarantors.

“Loans” shall mean the loans made by the Lenders or the Original Lenders, as the case may be, to Borrower pursuant to this Agreement (and shall include any Loans contemplated by Section 2.19).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations or condition, financial or otherwise, of Borrower and the Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform any of their obligations under any Loan Document; or (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Merger” shall have the meaning assigned to such term in the recitals hereto.

“Merger Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Merger Sub” shall have the meaning assigned to such term in the recitals hereto.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in substantially the form of Exhibit H, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

“Mortgage Amendment” shall have the meaning assigned to such term in Section 4.03.

“Mortgage Policy” shall have the meaning assigned to such term in Section 4.03.

 “Mortgaged Real Property” shall mean (a) each Real Property identified on Schedule 1.01(a) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Sections 5.11(c) or 4.03(c)(iv).

“Mortgage Policy” shall have the meaning assigned to such term in Section 4.03.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any Company or any ERISA Affiliate is then making or has an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“Net Cash Proceeds” shall mean:

(a)           with respect to any Asset Sale, the cash proceeds received by any Group Company (including cash proceeds subsequently received (as and when received by any Group Company) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of other taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold;  (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); and (v) with respect to the San Carlos Facility and without duplication of the amounts in clause (i) through (iv) above, Borrower’s good faith estimate of the amount of payments arising in connection with the remediation, demolition or relocation work concerning the San Carlos Facility pursuant to the San Carlos Agreement;

(b)           with respect to any Debt Issuance, Preferred Stock Issuance or Equity Issuance, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c)           with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time; provided that the following items, to the extent they are otherwise included in Consolidated Current Assets or Consolidated Current Liabilities, shall be excluded: (a) advances and prepaid expenses in connection with the sale, remediation or relocation concerning the San Carlos Facility, (b) assets or liabilities in connection with forward hedge accounting in accordance with generally accepted accounting principles that represent unrealized gains or unrealized losses, (c) non-cash step-ups of inventory pursuant to purchase accounting adjustments associated with the Transactions or Permitted Acquisitions, (d) accrued interest expenses in respect of Indebtedness repaid upon the consummation of the Transactions and (e) accrued expenses in connection with the Transactions.

“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Subsidiary Guarantor.

“Notes” shall mean any notes evidencing the Term Loans, Term B Loans, Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibits I-1, I-2, I-3 or I-3.

“Obligations” shall mean (a) obligations of the Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Credit Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Credit Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment of all obligations of the Credit Parties under each Hedging Agreement in respect of the Loans entered into with any counterparty that was a Lender, an Original Lender or Affiliate of a Lender or an Original Lender at the time such Hedging Agreement was entered into and (c) the due and punctual payment of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

“Officers’ Certificate” shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its Chief Executive Officer, its President or one of its Vice Presidents (or an equivalent officer) or by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer, each in his or her official (and not individual) capacity.

“Original Credit Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Original Lenders” shall mean the financial institutions that were parties to the Original Credit Agreement as “Lenders” thereunder.  Any reference in Section 4.02 to “Original Lender” shall mean Original Lenders who were party to the Original Credit Agreement on the Closing Date.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overdraft Obligations” shall mean the Obligations described in clause (c) of the definition of “Obligations.”

“Parent” shall have the meaning assigned to such term in the preamble hereto.

“Participant” shall have the meaning assigned to such term in Section 11.04(e).

“Paying Agent” shall mean J.P. Morgan Trust Company, National Association, as paying agent under the Paying Agent Agreement.

“Paying Agent Agreement” shall mean the Paying Agent Agreement dated as of the Closing Date between Borrower and the Paying Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit J-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit J-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” shall mean, with respect to Borrower or any Subsidiary Guarantor, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or a portion of the property of any other person, or of any business segment or division of any other person; (b) acquisition of any brand, patent, trademark or trade name; (c) acquisition of a majority of the Equity Interests of any other person (to the extent such acquisition causes such person to become a subsidiary of the acquiror), or otherwise causing any other person to become a subsidiary of such person; or (d) merger or consolidation or any other combination with any other person, if each of the following conditions are met:

                (i)no Default then exists or would result therefrom;

                (ii)on a Pro Forma Basis after giving effect to such acquisition, Borrower shall be in compliance with all covenants set forth in Section 6.07 as of the most recent Test Period (assuming, for purposes of Section 6.07, that such acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant Test Period for each of the financial covenants set forth in Section 6.07 ending on or prior to the date of such acquisition, had occurred on the first day of such relevant Test Period);

                (iii)the acquired person shall be engaged in a business in which Borrower and the Subsidiaries are permitted to engage and the property acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents to the extent required under the Loan Documents and shall be free and clear of any Liens, other than Permitted Liens;

                (iv)the board of directors or other similar governing body of the acquired person shall not have indicated publicly its opposition to the consummation of such acquisition;

                (v)with respect to any acquisition involving Acquisition Consideration of more than $10.0 million, Borrower shall have provided the Administrative Agent and the Lenders with (A) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available, and if such Acquisition Consideration is more than $20.0 million, audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (B) reasonably detailed projections for the succeeding five years pertaining to the person or business to be acquired, (C) copies of all material documentation pertaining to such acquisition, and (D) all such other information and data relating to such acquisition or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

(vi)           Borrower shall have delivered to the Agents and the Lenders an Officers’ Certificate certifying that (A) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such acquisition could not reasonably be expected to result in a Material Adverse Effect;

                (vii)the Acquisition Consideration for such acquisition shall not exceed $40.0 million unless (i) the first $15.0 million of such Acquisition Consideration in excess of $40.0 million is funded with the proceeds of Equity Interests of Parent and (ii) at least 50% of such Acquisition Consideration in excess of $55.0 million is funded with the proceeds of Equity Interests of Parent, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions since the Closing Date shall not exceed $75.0 million plus an additional $75.0 million (to be decreased in an amount equal to the amount of Investments made by Borrower and the Subsidiaries pursuant to Section 6.03(m) in excess of $25.0 million (such adjusted amount, the “AC Amount”)), to the extent such additional AC Amount is funded with the proceeds from issuances of Equity Interests of Parent; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the Term Loan Maturity Date; and

                (viii)the fees and expenses in connection with such acquisition shall be reasonable; provided that in the case of any acquisition involving Acquisition Consideration of more than $10.0 million, the fees and expenses in connection with such acquisition shall be reasonably acceptable to the Administrative Agent.

“Permitted Holders” shall mean, collectively, The Cypress Group L.L.C., Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side L.L.C. (or any vehicle formed pursuant to the governing agreements of such vehicles to invest with or in lieu of such vehicles) (together “CMBP II”), any new investment funds sponsored or managed by Cypress Advisors Inc. or an affiliate thereof and any new partnership or other vehicle created to co-invest with CMBP II or such new investment fund sponsored or managed by Cypress Advisors Inc. or an affiliate thereof; provided that with respect to any such new investment fund, partnership or other vehicle, The Cypress Group L.L.C., Cypress Associates II LLC or another entity controlled by employees of Cypress Advisors Inc. is the general partner or similar managing entity of such new investment fund, partnership or other vehicle.

“Permitted Parent Notes” shall mean (a) debt securities issued by Parent on one occasion after the Amendment Effectiveness Date; provided that (i) the proceeds of such issuance may be used to pay a dividend and to pay reasonable fees and expenses in connection with such issuance, (ii) no cash payment (whether of interest, principal or otherwise) shall be payable in respect of such debt securities prior to the 91st day after the Term Loan Maturity Date; provided that this clause (ii) shall not prohibit the existence of “change of control offer” or “asset sale offer” provisions applicable to the Permitted Parent Notes not more favorable in any material respect to the holders of Permitted Parent Notes than the comparable provisions in the Senior Subordinated Note Documents are to the holders of the Senior Subordinated Notes; (iii) such debt securities shall not be secured by any collateral and shall not be guaranteed by Borrower or any of its Subsidiaries; (iv) at the time of issuance of such debt securities, Borrower’s corporate credit rating shall be no less than B+ by Standard & Poor’s Rating Service and Borrower’s senior implied rating shall be no less than B1 by Moody’s Investors Service, Inc., in each case with a stable or positive outlook, and (v) the covenants and events of default applicable to such debt securities shall not be more restrictive in any material respect to Parent and its subsidiaries than the Senior Subordinated Note Documents are to Borrower and the Subsidiaries and (b) debt securities issued semiannually as payment of interest on debt securities described in clause (a), with the same terms and conditions.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock” means, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” shall mean any issuance or sale by any Group Company after the Closing Date of Preferred Stock.

“Prime Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.  The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Prior Lien” shall have the meaning ascribed thereto in the applicable Mortgage.

“Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Pro Forma Basis” shall mean, as to any person, for any events as described in clauses (ii) and (iii) below which occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if same had occurred at the beginning of such period of calculation, and

                (i)for purposes of the foregoing calculation, each transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period most recently ended for which financial statements are required by Section 5.01 to have been delivered (the “Reference Period”);

                (ii)in making any determination of Consolidated EBITDA, pro forma effect shall be given to the Merger, any Asset Sale or any Permitted Acquisition (or any similar transaction or transactions which require a waiver or consent of the Required Lenders pursuant to Section 6.04), in each case which occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Acquisition or Section 6.07, occurring during the

Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition is consummated or incurrence or repayment of Indebtedness had occurred) as if the Merger, such Asset Disposition, such Permitted Acquisition or other transaction, as the case may be, occurred on the first day of the Reference Period; and

                (iii)in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Acquisition or Section 6.07, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition is consummated or incurrence or repayment of Indebtedness had occurred) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates which would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to this definition of “Pro Forma Basis” shall be made on a basis consistent with Regulation S-X under the Exchange Act or on another basis reasonably acceptable to the Administrative Agent.

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.04(b).

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitment represented by such Lender’s Revolving Commitment.

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired.

“Public Debt Securities” shall mean the Borrower’s senior subordinated notes due 2005 issued under the Indenture.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such property by such person.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Reduced Lender” shall have the meaning assigned to such term in the recitals hereto.

 “Refinancing” shall mean (a) the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding Indebtedness of Holdings and Borrower and their respective subsidiaries listed on Schedule 1.01(b), including, without limitation, the Defeasance Activities and (b) the redemption of all of the Junior Preferred Stock and the Senior Preferred Stock in accordance with the restated certificate of incorporation of Borrower, in each case in accordance with the terms of Section 4.02(e).

“Register” shall have the meaning assigned to such term in Section 11.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Hedging Obligations” shall mean the obligations described in clause (b) of the definition of “Obligations”

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or emanating of any Hazardous Material in, into, onto or through the environment.

“Required Lenders” shall mean, at any time, Lenders having Loans, LC Exposure and unused Revolving and Term B Loan Commitments representing at least a majority of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term B Loan Commitments at such time.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C.  §  9601(25), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to:  (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof with responsibility for the administration of the obligations of such corporation in respect of this Agreement and, except with respect to Section 5.06 hereto, “Responsible Officer” shall include any “Treasury Manager,” “Treasury Analyst” or similar employee or official of such corporation.

“Revolving Availability Period” shall mean the period following the Closing Date to but excluding the earlier of the Business Day preceding the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $40.0 million.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loans” shall mean the Revolving Loans made by the Lenders to Borrower pursuant to Section 2.01(a).

“Revolving Maturity Date” shall mean the sixth anniversary of the Closing Date.

“Rollover Equity” shall mean the Equity Interests in Holdings exchanged for Equity Interests in Parent by management of the Acquired Business.

“San Carlos Agreement” shall mean the Agreement of Purchase and Sale, dated as of February 7, 2003, among Holdings and Palo Alto Medical Foundation and amendments thereto for the sale of the San Carlos Facility or any other similar agreement as amended, supplemented or replaced; provided that any replacement agreement shall be substantially the same terms as the replaced agreement.

 “San Carlos Facility” means the Borrower’s San Carlos, California facility located at 301 Industrial Road.

“Secured Parties” shall mean, collectively, the Agents, each Lender, each person holding Related Hedging Obligations (in its capacity as such) and each person holding Overdraft Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit K among the Credit Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Collateral Agent (on behalf of the Secured Parties) a perfected first priority security interest in the Security Agreement Collateral covered thereby, subject only to Permitted Liens.

“Security Agreement Collateral” shall have the meaning set forth in any Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11.

“Security Documents” shall mean the Security Agreement, the Mortgages and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any property acquired or developed and any other document or instrument utilized to pledge as collateral for the Obligations any property of whatever kind or nature.

“Senior Preferred Stock” shall mean the Series B 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of Borrower.

“Senior Subordinated Note Agreement” shall mean any indenture, note purchase agreement or other agreement pursuant to which the Senior Subordinated Notes are issued as in effect on the Closing Date and thereafter amended from time to time subject to the requirements of this Agreement.

“Senior Subordinated Note Documents” shall mean the Senior Subordinated Notes, the Senior Subordinated Note Agreement, the Senior Subordinated Note Guarantees and all other documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Note Agreement.

“Senior Subordinated Note Guarantees” shall mean the guarantees of Parentand the Subsidiary Guarantors pursuant to the Senior Subordinated Note Agreement.

“Senior Subordinated Notes” shall mean Borrower’s 8% Senior Subordinated Notes due 2012 issued pursuant to the Senior Subordinated Note Agreement and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as the notes.

“Sponsor” shall mean The Cypress Group L.L.C.

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of Borrower or any Subsidiary, (b) the obligations of third-party insurers of Borrower or any Subsidiary arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or (c) performance, payment, deposit or surety obligations of Borrower or any Subsidiary if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

“Statutory Reserves” shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurodollar liabilities” (as such term is used in Regulation D).  Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Indebtedness” shall mean any Indebtedness of a Group Company that is subordinated in right of payment to any other Indebtedness of such Group Company, including the Senior Subordinated Notes and the Senior Subordinated Note Guarantees

“subsidiary” shall mean, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by (x) the parent or one or more subsidiaries of the parent or (y) by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(c), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11, other than a Foreign Subsidiary.

“Supermajority Lenders” shall mean at any time, Lenders having Loans, LC Exposure and unused Revolving and Term B Loan Commitments representing at least 66 2/3% of the sum of all Loans outstanding, LC Exposure and unused Revolving and Term B Loan Commitments at such time.

“Survey” shall mean a survey of any Mortgaged Real Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property or any easement, right of way or other interest in the Mortgaged Real Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Real Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Real Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Real Property and issue the endorsements requested by the Collateral Agent under Section 4.02(p) or 5.11(c) or (b) otherwise acceptable to the Collateral Agent.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.

“Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Tax Event” shall mean the payment of any income taxes on account of a judgment resulting from a tax audit that would cause a violation of Section 6.07(c) if all of such tax payment is included within a single Test Period for purposes of calculating Consolidated Fixed Charge Coverage Ratio.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Tax Sharing Agreements” shall mean all tax sharing, tax allocation and other similar agreements entered into by Parent or any subsidiary of Parent.

“Taxes” shall mean any and all present or future taxes, duties, levies, fees, imposts, deductions, charges or withholdings, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term B Borrowing” shall mean a Borrowing comprised of Term B Loans.

“Term B Loan Commitment” shall mean with respect to each Lender, the commitment, if any, of such Lender to make a Term B Loan hereunder on the Amendment Effectiveness Date in the amount set forth on the Confidential Lender Authorization, or by an Increase Joinder, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B Loan Commitment, as applicable, as such commitment may be (a) terminated or reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The initial aggregate amount of the Lenders’ Term B Loan Commitments is $89.55 million, subject to increase pursuant to the provisions of Section 2.20.

“Term B Loans” shall mean the term loans made by the Lenders to Borrower pursuant to Section 2.01(b) or by an Increase Joinder.

“Term Loan Commitment” shall mean with respect to each Original Lender, the commitment, if any, of such Original Lender to make a Term Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Original Lender, or in the Assignment and Acceptance pursuant to which such Original Lender shall have assumed its Term Loan Commitment, as applicable, as such commitment may be (a) terminated or reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Original Lender pursuant to Section 11.04.  The initial aggregate amount of the Original Lenders’ Term Loan Commitments was $90.0 million.

“Term Loan Maturity Date” shall mean the date that is six months following the six-year anniversary of the Closing Date.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09(a).

“Term Loans” shall mean the term loans made by the Original Lenders to Borrower pursuant to Section 2.01(a) of the Original Credit Agreement.  Each Term Loan was either an ABR Term Loan or a Eurodollar Term Loan.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b).

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 4.02(p)(ii).

“Transaction Documents” shall mean any and all agreements and other material documents entered into or delivered in connection with the Transactions, including but not limited to the Acquisition Documents, the Loan Documents, the Senior Subordinated Note Documents and the Equity Financing documents.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Merger; (b) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (c) the making of the Closing Date Intercompany Loan; (d) the Equity Financing; (e) the Refinancing; (f) the exchange of the Rollover Equity and (g) the payment of all fees and expenses to be paid in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

“Voting and Indemnification Agreement” shall mean the Voting and Indemnification Agreement, dated as of November 17, 2003, in substantially the form attached as Exhibit A to the Merger Agreement.

“Voting Stock” shall mean any class or classes of capital stock of Parent pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Parent.

“Wachovia” shall mean Wachovia Bank, National Association.

“Wells Fargo Loan Agreement” shall mean the Loan Agreement, dated as of December 22, 2000, by and between Holdings and Wells Fargo Bank National Association, as amended.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term B Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP

.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect on the date hereof, subject to the following sentence.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval of Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments

.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

(a) to make Revolving Loans to Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the second Business Day preceding the Revolving Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided, however, that Revolving Loans made on the Closing Date shall not exceed $4.0 million; and

(b) to make a Term B Loan to Borrower on the Amendment Effectiveness Date in a principal amount not to exceed its Term B Loan Commitment.

Amounts paid or prepaid in respect of Term B Loan Loans may not be reborrowed.  Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

SECTION 2.02. Loans

.  (a)  Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  Except for Loans deemed made pursuant to Section 2.02(f), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $250,000 and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, so long as such option does not result in increased costs to Borrower; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the

Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing constituting Revolving Loans or Term B Loans if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as the case may be.

(f) If the Issuing Bank shall not have received from Borrower the payment required to be made by Section 2.18(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof.  Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders.  The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to Section 2.18(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear.  If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03. Borrowing Procedure

.  To request a Revolving Borrowing or Term B Borrowing, Borrower shall notify the Administrative Agent of such request by telephone (promptly confirmed by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.18(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) whether the requested Borrowing is to be a Revolving Borrowing or a Term B Borrowing;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (i) the date which is 30 days after the Closing Date and (ii) the date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers, Borrower shall only be permitted to request an Interest Period of seven days; and

(f) the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso of clause (e) above).  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans

.  (a)  Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender holding Term B Loans, the principal amount of each Term B Loan of such Lender as provided in Section 2.09, (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05. Fees

(a) Commitment Fee.  Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Maturity Date or the date on which the Revolving Commitment of such Lender shall expire or be terminated).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein.

(b) Administrative Agent Fees.  Borrower agrees to pay to the Administrative Agent, for its own account, the agency fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c) LC and Fronting Fees.  Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Fees shall be paid directly to the Issuing Bank.  Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

SECTION 2.06. Interest on Loans

.  (a)  Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

SECTION 2.07. Termination and Reduction of Commitments

.  (a)  The Term Loan Commitments terminated on the Closing Date.  The Term B Loan Commitments shall automatically terminate on the Amendment Effectiveness Date.  The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b) Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $1.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.01, as applicable, the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by Borrower pursuant to this Section shall be irrevocable.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Interest Elections

.  (a)  Each Revolving Borrowing and Term B Borrowing shall initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term B Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit E.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; provided that until the earlier of (i) the date which is 30 days after the Closing Date and (ii) the date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers, Borrower shall be permitted to request an Interest Period of seven days only.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration (subject to the proviso in clause (iv) above).

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, after the occurrence and during the continuance of such Event of Default, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Amortization of Term B Borrowings

.  (a)  Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a “Term Loan RepaymentDate”), a principal amount of the Term B Loans (as adjusted from time to time pursuant to Sections 2.09(b) and 2.10) equal to the amount set forth on Annex I for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, all Term B Loans shall be due and payable on the Term Loan Maturity Date.

SECTION 2.10. Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments.  Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million.

(b) Revolving Loan Prepayments.  In the event of any termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to the LC Exposure in the LC Sub-Account.  In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (ii) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction or termination, then Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Borrowings or Swingline Loans (or a combination thereof) and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(c) Asset Sales.  Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale, Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Sections 2.10(i) and (j); provided that:

(i) no such prepayment shall be required with respect to (A) any Asset Sale permitted by Section 6.04(b)(ii), (b)(iii), (d), (e), (h), (i) or (j), (B) the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $1.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $3.0 million in Net Cash Proceeds in any fiscal year; and

(ii) so long as no Default shall then exist or would arise therefrom and the aggregate of such Net Cash Proceeds of Asset Sales shall not exceed $20.0 million in any fiscal year of Borrower, such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used (x) to purchase replacement assets or fixed or capital assets used or usable in the business of Borrower and the Subsidiaries, (y) to repair such assets or (z) to acquire 100% of the Equity Interests of any person that owns such replacement or other such assets no later than 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that if all or any portion of such Net Cash Proceeds not required to be applied to make prepayments as a result of this clause (ii) shall not be so reinvested as set forth in clauses (x), (y) and (z) within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

(d) Debt or Preferred Stock Issuance.  Upon any Debt Issuance or any Preferred Stock Issuance after the Closing Date, Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance or Preferred Stock Issuance.

(e) Equity Issuance.  Upon any Equity Issuance (other than a Preferred Stock Issuance) after the Closing Date, Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to 50% of the Net Cash Proceeds of such Equity Issuance; provided that if the Leverage Ratio after giving pro forma effect to such prepayment as of the most recently ended Test Period after the first anniversary of the Closing Date for which financial statements are available is less than 1.25 to 1.0, no such prepayment shall be required.

(f) Casualty Events.  Not later than five Business Days following the receipt of any Net Cash Proceeds from a Casualty Event, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(i) and (j); provided, however, that:

(i) so long as no Default or Event of Default then exists or would arise therefrom, the Net Cash Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers’ Certificate to the Collateral Agent on or prior to such date stating that such proceeds shall be used (A) to fund the acquisition or repair of property or the acquisition of 100% of the Equity Interests of any person that owns property used or usable in the business of Borrower and the Subsidiaries or (B) to repair, replace or restore the property in accordance with the provisions of this Agreement and the applicable Security Document in respect of which such Casualty Event has occurred; provided that, in each case, the actions described in clauses (A) and (B) above are commenced by Borrower within 360 days following the date of the receipt of such Net Cash Proceeds and are diligently pursued to satisfactory completion to the extent practicable in the good faith estimate of Borrower,

(ii) to the extent such Casualty Event affects any of the Collateral, all property acquired to effect any repair, replacement or restoration of such Collateral shall be made subject to the Lien of the Security Documents in accordance with the provisions of Section 5.11,

(iii) all such Net Cash Proceeds in excess of $10.0 million in the aggregate for all such Casualty Events shall be held in the Collateral Account and released therefrom only in accordance with the terms of Article IX, and

(iv) if all or any portion of such Net Cash Proceeds shall not be so applied within such 360-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).

(g) Excess Cash Flow.  No later than the earlier of (i) 90 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending October 1, 2004, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Sections 2.10(i) and (j) in an aggregate principal amount equal to the ECF Percentage of Excess Cash Flow for the fiscal year then ended; provided that if the Borrower makes any optional prepayment of Loans during any fiscal year with funds which would otherwise constitute “Excess Cash Flow” for such fiscal year (all such payments, the “ECF Optional Prepayments”), no deduction for such ECF Optional Prepayments shall be made in calculating Excess Cash Flow for such fiscal year (Excess Cash Flow without such deduction is herein referred to as “Gross Excess Cash Flow”).  If the ECF Optional Prepayments for such fiscal year equal or exceed the ECF Percentage of Gross Excess Cash Flow for such fiscal year, no prepayment shall be required pursuant to this Section 2.10(g) for such fiscal year.  To the extent that the ECF Optional Prepayments for such fiscal year are less than the ECF Percentage of Gross Excess Cash Flow for such fiscal year (such difference, the “Excess Cash Flow Shortfall”), subject to the proviso of the first sentence of this Section 2.10(g), the Borrower shall be required only to prepay an amount equal to such Excess Cash Flow Shortfall in respect of such fiscal year pursuant to this Section 2.10(g).

(h) Escrow Proceeds.  No later than five Business Days following the receipt of any Escrow Proceeds, Borrower shall apply an amount equal to 100% of such Escrow Proceeds to make prepayments in accordance with Sections 2.10(i) and (j).

(i) Application of Prepayments.  (i)  Optional prepayments in respect of Term B Loans under this Agreement and mandatory prepayments pursuant to Section 2.10(d) or (e) shall be applied first to reduce remaining scheduled installments of principal due in respect of outstanding Term B Loans under Section 2.09 in direct order of maturity up to but not including the first scheduled installment due after the date that is 12 months following the date of such prepayment.  After application of prepayments pursuant to the first sentence of this paragraph (i)(i) and to the extent there are mandatory prepayment amounts remaining after such application, such excess prepayments shall be applied (x) first, to reduce outstanding Term B Loans pro rata against the remaining scheduled installments of principal due in respect of the Term B Loans under Section 2.09 up to but not including the September 30, 2009 scheduled installment and (y) second, to the scheduled installment amounts on and after September 30, 2009, in direct order of maturity.  Mandatory prepayments pursuant to Sections 2.10(c), (f), (g) or (h) shall be applied (x) first, to reduce outstanding Term B Loans pro rata against the remaining scheduled installments of principal due in respect of the Term B Loans under Section 2.09, up to but not including the September 30, 2009 scheduled installment and (y) second, to the scheduled installment amounts on and after September 30, 2009, in direct order of maturity.

(ii) After application of prepayments pursuant to paragraph (i)(i) and to the extent there are mandatory prepayment amounts remaining after such application (x) in the case of a mandatory prepayment pursuant to Section 2.10(d), (e), (g), or (h), Borrower shall first, repay outstanding Revolving Loans in an amount equal to such excess and second, the Revolving Commitments shall be reduced (but not to below $20.0 million) ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to the excess remaining after such repayment of Revolving Loans or (y) in the case of a mandatory prepayment pursuant to Section 2.10(c) or (f), the Revolving Commitments shall be reduced (but not to below $20.0 million) ratably among the Revolving Lenders in accordance with their applicable Revolving Commitments in an aggregate amount equal to such excess, provided, in either case, Borrower shall comply with Section 2.10(b).  Any remaining prepayment amounts after the application pursuant to the first sentence of this paragraph (i)(ii) may be retained by Borrower.

(iii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans B and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively.  Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable.  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.  Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(j) Notice of Prepayment.  Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy)

of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

(k) Prepayment Premium.  Notwithstanding the foregoing, in connection with any prepayment of Term B Loans prior to the first anniversary of the Amendment Effectiveness Date out of the proceeds of a substantially concurrent incurrence of new term loans under this Agreement if any of the interest margins payable in respect of such term loans is less than the corresponding interest margins that would have been payable in respect of the Term B Loans, such prepayment shall be accompanied by a prepayment fee equal to 1.0% of the aggregate amount of such prepayment.

SECTION 2.11. Alternate Rate of Interest

.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12. Increased Costs

.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the basis for its claim and the calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13. Breakage Payments

.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term B Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any

Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth the basis for its claim and the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)  Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term B Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term B Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term B Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term B Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(f), 2.14(d), 2.17(d), 2.18(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15. Taxes

.  (a)  Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without setoff, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes; provided that if Borrower shall be required by law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the basis for its claim and the calculation of the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement (or in the case of any Participant, on or before such Participant purchases the related participation), such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.  Each Foreign Lender either (1) (i) agrees to furnish either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (or successor form) and (ii) agrees (for the benefit of Borrower and the Administrative Agent), to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8ECI or Form W-8BEN (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder or (2) in the case of any such Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code, (i) agrees to furnish either (a) an exemption certificate substantially in the form of Exhibit L and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) or (b) an Internal Revenue Form W-8ECI (or successor form), certifying (in each case) to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder and (ii) agrees (for the benefit of Borrower and the Administrative Agent) to the extent it may lawfully do so at such times, upon reasonable request by Borrower or the Administrative Agent, to provide a new Form W-8BEN or W-8ECI (or successor form) upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder.

(f) If the Administrative Agent or a Lender (or an assignee) receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including, without limitation, any Taxes imposed on such refund to the extent in excess of any tax benefit actually realized in connection with the payments of the tax giving rise to such refund) of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of the Administrative Agent or such Lender (or assignee), agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee) in the event the Administrative Agent or such Lender (or assignee) is required to repay such refund to such Governmental Authority.  Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender (or assignee) to make available its tax returns or any other information which it deems confidential to Borrower or any other person.

SECTION 2.16. Mitigation Obligations; Replacement of Lenders

(a) Mitigation of Obligations.  If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable in the future pursuant to Section 2.12 or 2.15, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender.  Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If (1) any Lender requests compensation under Section 2.12, (2) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (3) any Lender defaults in its obligation to fund Loans hereunder or (4) Borrower elects to replace a Lender in accordance with Section 11.02(c), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender) if the assignee is not another Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees, prepayment premiums and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments (other than a de minimis amount).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

SECTION 2.17. Swingline Loans

(a) Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5.0 million or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Swingline Loans.  To request a Swingline Loan, Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Borrower.  The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.  Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.  Swingline Loans shall be made in minimum amounts of $250,000 and integral multiples of $50,000 above such amount.

(c) Prepayment.  Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Swingline Lender and to the Administrative Agent before 2:00 p.m., New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s Administrative Questionnaire, and such prepayments shall be made to the Swingline Lender by 3:00 p.m., New York City time, on such date of prepayment.  All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

(d) Participations.  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment).  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Borrower of any default in the payment thereof.

SECTION 2.18. Letters of Credit.

(a) General.  Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and shall be jointly and severally liable, with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary).  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such shorter period as is acceptable to such respective Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), whether such Letter of Credit shall have a fixed final expiration date (not subject to renewal) or whether such Letter of Credit shall have an expiration date that automatically extends for successive periods (in either case which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $15.0 million and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (1) in the case of a Standby Letter of Credit, unless otherwise consented to by the Issuing Bank in its sole discretion, (x) (i) the date one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or (ii) such later date as requested by Borrower in the relevant application and (y) the date that is five days prior to the Revolving Maturity Date and (2) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the date that is five days prior to the Revolving Maturity Date.  If Borrower so requests in any Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that (i) any such

Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued and (ii) the Issuing Bank will not permit the renewal of any Letter of Credit that would result in the expiration date of such Letter of Credit being later than the date that is five days prior to the Revolving Maturity Date.  Unless otherwise directed by the Issuing Bank, Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the date that is five days prior to the Revolving Maturity Date; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.01 are not then satisfied.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.17 that such payment be financed with an ABR Revolving Loan or Swingline Loan in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan or Swingline Loan.  If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof.

Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f), with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The obligation of Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, any other issuing bank or any of their respective correspondent banks (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.18(e)).

(h) Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.06(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and Borrower.  The Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  One or more Lenders may be appointed as additional Issuing Banks by written agreement among Borrower, the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed.  The Administrative Agent shall notify the Lenders of any such resignation or replacement of the Issuing Bank or any such additional Issuing Bank.  At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c).  From and after the effective date of any such resignation, replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require.  After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.  If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in clause (g) or (h) of Article VIII.  Upon the Business Day Borrower receives such notice, Borrower shall deposit such cash collateral in the LC Sub-Account, to be held by the Collateral Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of Borrower, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement.  If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits or such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks.  Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement.  Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) Other.  The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

SECTION 2.19. Term B Loans.

(a) Subject to the terms and conditions hereof, each Original Lender with a Term Loan (other than a Reduced Lender) who executes and delivers a counterpart of this Amendment and Restatement severally agrees to exchange its Term  Loans for a like outstanding principal amount of Term B Loans on the Amendment Effectiveness Date, which exchange shall be deemed to be the making of a Term B Loan by such Lender for such amount.

(b) The Borrower shall prepay all Term Loans of Original Lenders that do not execute and deliver a counterpart of this Amendment and Restatement on the Amendment Effectiveness Date and the Reduced Lenders with a portion of the gross proceeds of such Term B Loans and, by its signature below, each Lender exchanging its Term Loan for a Term B Loan and each Reduced Lender consents to such prepayment.  Any such prepayment may be effected on the Amendment Effectiveness Date without regard to any notice requirement, minimum principal amount or pro rata allocation provision otherwise applicable thereto under this Agreement.

(c) The Borrower shall pay all accrued and unpaid interest under the Original Credit Agreement on the Term Loans to the Original Lenders holding Term Loans on the Amendment Effectiveness Date and any breakage loss or expense under Section 2.13 of this Agreement.  On the Amendment Effectiveness Date, the Term Loans shall be deemed paid in full and discharged.

(d) The holders of the Term B Loans shall be entitled to the same guarantees and security interests pursuant to the Security Agreement and the other Security Documents from and after the Amendment Effectiveness Date as the benefits which the holders of the Term Loans had been entitled immediately prior to the Effective Date.

SECTION 2.20. Increase in Commitments.

(a) Borrower Request.  Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new Term B Loan Commitments by an amount not in excess of $75.0 million in the aggregate and not less than $25.0 million individually.  Such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each institution (provided that such institution would be able to be assigned an interest in a Loan under Section 11.04(b)) to whom Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

(b) Conditions.  The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 4.01 shall be satisfied;

(ii) after giving effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Indebtedness resulting from the consummation of any Permitted Acquisition concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), Borrower shall be in compliance on a Pro Forma Basis with each of the covenants set forth in Section 6.07; and

(iii) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) Terms of New Loans and Commitments.  The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

(i) terms and provisions of Term B Loans made pursuant to new Commitments shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term B Loans (it being understood that such Term B Loans may be part of a new or existing tranche of Term B Loans);

(ii) the weighted average life to maturity of all new Term B Loans shall be no shorter than the weighted average life to maturity of the Revolving Loans and the existing Term B Loans;

(iii) the maturity date of the new Term B Loans shall not be earlier than the Term Loan Maturity Date;

(iv) the Applicable Margins for the new Term B Loans shall be determined by Borrower and the applicable new Lenders; provided, however, that the Applicable Margins for the new Term B Loans shall not be greater than the highest Applicable Margins that may, under any circumstances, be payable with respect to the existing Term B Loans plus 50 basis points (and the Applicable Margins applicable to the Term B Loans shall be increased to the extent necessary to achieve the foregoing).

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them.  The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.20.

(d) Making of New Term B Loans.  On any Increase Effective Date on which new Commitments for Term B Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term B Loan to Borrower in an amount equal to its new Commitment.

(e) Equal and Ratable Benefit.  The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, as set forth in the Increase Joinder.  The Loan Parties shall take any and all actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be valid and perfected under the UCC or other applicable law after giving effect to the establishment of any such Class of Term B Loans or any such new Commitments.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01. Organization; Powers

.  Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability

.  The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is or is to be a party, constitutes or when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and any implied covenant of good faith and fair dealing.

SECTION 3.03. Governmental Approvals; No Conflicts

.  Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the charter, by-laws or other organizational documents of any Company or any order of any Governmental Authority, (c) will not violate, result in a default or require any consent or approval under any applicable law or regulation, indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Company, except Liens created under the Loan Documents and Permitted Liens.

SECTION 3.04. Financial Statements

.  (a)  Borrower has heretofore delivered to the Original Lenders the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Consolidated Subsidiaries and of Borrower and its Consolidated Subsidiaries, in each case, as of and for the fiscal years ended October 3, 2003, September 27, 2002 and September 28, 2001 (the statements as of and for the fiscal year ended October 3, 2003 referred to as the “Audited Financial Statements”).  Such financial statements (and all financial statements delivered pursuant to Section 5.01) have been prepared in accordance with GAAP consistently applied and present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings or Borrower, as the case may be.  Except as set forth in such financial statements (and all financial statements delivered pursuant to Section 5.01), there are no liabilities of Holdings or any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect.

(b) The pro forma consolidated balance sheet and related statements of income and cash flows of Borrower for the fiscal year ended October 3, 2003 (the “Pro Forma Financial

Statements”) and the other pro forma information, including pro forma EBITDA, contained in the Confidential Information Memorandum have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions were believed by the Loan Parties on the Closing Date to be reasonable), accurately reflect all adjustments required to be made to give effect to the Transactions and in the reasonable judgment of Borrower, present fairly on a pro forma basis the estimated consolidated financial position and results of operations of Borrower as and for such dates, assuming that the Transactions had actually occurred at such dates or at the beginning of such periods, as applicable.

SECTION 3.05. Properties

.  (a)  Each Company has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for irregularities or deficiencies in title that, individually or in the aggregate, do not interfere in a material respect with the ability of the Companies taken as a whole to conduct their business as currently conducted.  Title to all such property held by such Company is free and clear of all Liens except for Permitted Liens; provided, however, title to all Mortgaged Real Property is free and clear of all Liens except for the Prior Liens.  The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) (except to the extent such condition could not reasonably be expected to result in a Material Adverse Effect) and (ii) constitutes all the properties which are required for the business and operations of the Companies as currently conducted.

(b) Schedule 3.05(b) contains a true and complete list of each parcel of Real Property (i) owned by any Credit Party as of the Closing Date and describes the type of interest therein held by such Credit Party as of the Closing Date and (ii) leased, subleased or otherwise occupied or utilized by any Credit Party, as lessee, as of the Closing Date and describes the type of interest therein held by such Credit Party as of the Closing Date and, in the case of Real Property located in the United States, whether such lease, sublease or other instrument requires the consent of the landlord thereunder or other parties thereto to the Transactions.

(c) Schedule 3.05(c) sets forth a list of all patents, patent applications, registered trademarks, domain names, registered service marks, and registered copyrights owned and necessary to such Loan Party for the conduct of the Acquired Business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No written claim has been asserted and is pending or has been threatened in writing against the Loan Party by any person challenging or questioning the validity or effectiveness of or alleging infringement or other violation of any such U.S. Intellectual Property, except as set forth in Schedule 3.05(c).  To the knowledge of each Loan Party, the use of such Intellectual Property by each Loan Party does not infringe or otherwise violate the intellectual property rights of any person, except for such claims, violations, and infringements that, individually or in the aggregate, could not reasonably be expected to be material to the Acquired Business.

SECTION 3.06. Equity Interests and Subsidiaries

.  (a)  Schedule 3.06(a) sets forth a list of (i) all the Subsidiaries and their jurisdiction of organization as of the Closing Date and (ii) the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date.  All Equity Interests of each Subsidiary are duly and validly issued and are fully paid and non-assessable and are owned directly or indirectly by Borrower.  All Equity Interests of Borrower are owned directly by Parent.  Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the

Equity Interests pledged by it under the Security Agreement, free of any and all Liens, rights or claims of other persons, except for Permitted Liens.

(b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests, subject only to Permitted Liens, pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement or the exercise of remedies in respect thereof.

SECTION 3.07. Litigation; Compliance with Laws

.  (a)  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any such person (i) that challenge the enforceability or validity of any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for matters covered by Section 3.17, no Company or any of its property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Agreements

.  (a)  As of the Closing Date, no Credit Party is a party to any material agreement other than the Acquisition Documents and the agreements set forth on Schedule 3.08, and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto.

(b) No Company is in default under any agreement or instrument to which it is a party or by which it or any of its property are or may be bound (other than agreements relating to or evidencing Indebtedness) where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Federal Reserve Regulations

.  (a)  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.  The pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement does not violate such regulations.

SECTION 3.10. Investment Company Act; Public Utility Holding Company Act

.  No Company is (a) an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company,” an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company,” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 3.11. Use of Proceeds

.  Borrower used the proceeds of the Term Loans to finance a portion of the Merger (through the making of the Closing Date Intercompany Loan), effect the Refinancing and pay fees and expenses in connection with the Transactions on the Closing Date. Borrower will use the proceeds of the Revolving Loans to provide ongoing working capital requirements and for general corporate purposes.  Borrower may also have used the proceeds of the Revolving Loans on the Closing Date to fund up to $4.0 million to provide ongoing working capital requirements.  All of the proceeds from the Equity Financing was used to fund the Transactions (other than the Refinancing, except with respect to the Wells Fargo Agreement).  All of the proceeds from the Closing Date Intercompany Loan was used to fund the Merger consideration and to pay fees, commissions and expenses in connection with the Transactions.  The proceeds of the Term B Loans shall be used to repay the Term Loans.

SECTION 3.12. Taxes

.  Each Company has (a) filed or caused to be filed all material federal, state, local and foreign Tax Returns required to be filed by it and (b) duly paid or caused to be duly paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company shall have set aside on its books adequate reserves in accordance with GAAP or which could not, individually or in the aggregate, have a Material Adverse Effect or (ii) with respect to taxable periods or portions thereof ending on or prior to the date of the Latest Balance Sheet for which it has made appropriate provision in the Latest Balance Sheet in accordance with GAAP.

SECTION 3.13. No Material Misstatements

.  The information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Company to the Administrative Agent or any Lender or Original Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum) when taken as a whole does not contain any material misstatement of fact and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection or pro forma adjustment, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule, it being understood that projections are subject to uncertainties and contingencies and that no assurance can be given that any projection will be realized.

SECTION 3.14. Labor Matters

.  As of the Closing Date, there were no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened which could reasonably be expected to result in a Material Adverse Effect.  The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect.  All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.15. Solvency

.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.16. Employee Benefit Plans

.  (a)  Each Company and its ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would have a Material Adverse Effect.  In the event of a complete withdrawal from each Multiemployer Plan, the aggregate liabilities of the Company and its ERISA Affiliates resulting therefrom could not reasonably be expected to result in a Material Adverse Effect.

(b) Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to comply or be maintained in good standing could not be reasonably expected to have a Material Adverse Effect.  No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan that could reasonably be expected to result in a Material Adverse Effect.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is required to be funded, determined as of the end of the most recently ended fiscal year of the respective Company (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and for each Foreign

Plan which is not funded, the obligations of such Foreign Plan are properly accrued, except where the failure to comply could not be reasonably expected to have a Material Adverse Effect.

SECTION 3.17. Environmental Matters

.  (a)  The Real Property of the Companies does not contain therein, thereon or thereunder, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require a Response under, or (iii) could give rise to liability under, Environmental Laws, which violations, Response and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b) The Real Property and all operations of the Companies are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary Environmental Permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c) There have been no Releases at, from, under, or originating from properties adjacent to, the Real Property or otherwise in connection with the operations of any Company, which Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) None of the Companies has received an Environmental Claim, nor to their knowledge has any been threatened, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(e) To the knowledge of the Companies, Hazardous Materials have not been transported from Real Property of the Companies by or on behalf of any of the Companies, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Real Property in a manner that could give rise to liability under, or in violation of, any Environmental Law, nor has any Company retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage, transport or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect (it being understood that, for purposes of Section 8.01 of this Agreement (Event of Default), notwithstanding the qualification by the knowledge of the Companies at the beginning of this subsection, the representations and warranties contained in this subsection shall be deemed not to be so qualified).

(f) No Real Property of the Companies is (i) listed or, to the knowledge of the Companies, proposed for listing on the National Priorities List under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA, or (iii) included on any similar list maintained under any similar Environmental Law, in any case (i), (ii) or (iii), which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

(g) No Company is currently conducting any Response pursuant to any Environmental Law with respect to any Real Property or any other location which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18. Insurance

.  Schedule 3.18 sets forth a true, complete and correct summary description of all material insurance maintained by each Company as of the Closing Date.  As of each such date, such insurance is in full force and effect and all premiums have been duly paid.  Each Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents

.  (a)  The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) the Credit Parties have complied with Section 3.03 of the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than (A) the Intellectual Property (as defined in the Security Agreement) and (B) such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

(b) When the Security Agreement (including all schedules thereto) or a short-form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office in the manner prescribed by each office and all actions required under the laws of the state of organization of the relevant Credit Party with respect to the perfection of a security interest in such intangible property are undertaken, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the U.S. Intellectual Property (as defined in the Security Agreement) to the fullest extent permitted by law, in each case subject to no Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

(c) Each Mortgage executed and delivered as of the Closing Date is, or, to the extent any Mortgage is duly executed and delivered thereafter by the relevant Credit Party, will be, effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Credit Parties’ right, title and interest in and to the Mortgaged Real Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.01(a) (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Mortgaged Real Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Prior Liens.

(d) Each Security Document (other than Mortgages) delivered pursuant to Section 5.11 and Section 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Security Agreement Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 3.20. Acquisition Documents; Representations and Warranties in Agreement

.  (a)  Schedule 3.20 lists each agreement and each other material document contemplated by the Merger Agreement entered into, executed or delivered in connection with the Merger.  The Original  Lenders had been furnished true and complete copies of each such document to the extent executed and delivered on or prior to the Closing Date.

(b) All representations and warranties of each Company set forth in the Merger Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

SECTION 3.21. Representations, Warranties and Agreements of Parent

.  Parent hereby represents, warrants and agrees that each of the representations, warranties and agreements made by a Company or a Loan Party in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.22, 3.23 and 3.24 are also true and correct as to Parent as though references to such Company or Loan Party therein are references to Parent.

SECTION 3.22. Anti-Terrorism Law

.  (a)  No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.23. Bribery

.  To the best knowledge of the Loan Parties, no Loan Party, nor any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Loan Parties, has directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Loan Parties (or assist the Loan Parties in connection with any actual or proposed transaction) which would subject any Loan Party or any other individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate that would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.24. Subordination of Senior Subordinated Notes

.  The Obligations are “Senior Debt,” the Guaranteed Obligations are “Guarantor Senior Debt” and the Obligations and Guaranteed Obligations are “Designated Senior Debt,” in each case, within the meaning of the Senior Subordinated Note Documents.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of the Lenders (or the Original Lenders, in the case of Section 4.02) to make Loans and of the Issuing Bank to issue Letters of Credit hereunder were or are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events

.  On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.17(b).

(b) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(c) Each of the representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d) There has been no material adverse change in the condition, financial or otherwise, business, operations, assets or liabilities of the Companies, taken as a whole, since October 3, 2003.

Each Credit Event shall be deemed to constitute a representation and warranty by each Credit Party on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

SECTION 4.02. First Credit Event

.  On the Closing Date:

(a) Loan Documents.  All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Original Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and Collateral Documents, including this Agreement, the Security Agreement, each Mortgage, the Perfection Certificate and each other applicable Loan Document and Collateral Document.

(b) Corporate Documents.  The Administrative Agent shall have received:

(i) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto certified as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of the by-laws of each Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or managers of such person authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause (i));

(ii) a long form certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; and

(iii) such other documents as the Administrative Agent may reasonably request.

(c) Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (c) and (d) of Section 4.01.

(d) Financings and Other Transactions, Etc.  (i)  The Original Lenders shall be satisfied with the form and substance of the Transaction Documents, the total financing requirements for the Transactions (including the value of the Rollover Equity) shall not exceed $315.0 million and the Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents (and without the waiver or amendment of any material terms thereof not approved by the Initial Lenders).

(ii) Borrower shall have received not less than $125.0 million in gross proceeds from the issuance and sale of the Senior Subordinated Notes, and the Senior Subordinated Note Agreement shall be in form and substance reasonably satisfactory to the Original Lenders.

(iii) Holdings shall have received 100% of the cash from the Equity Financing and shall have used all of such proceeds in accordance with Section 3.11.  Any Rollover Equity shall be in the form of common equity (including options) of Holdings.

(e) The Refinancing.  (i)  The Refinancing with respect to the Foothill Loan Agreement and the Wells Fargo Loan Agreement shall have been consummated in full to the satisfaction of the Original Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a “pay off’ letter with respect to the Foothill Loan Agreement and the Wells Fargo Loan Agreement; the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

(ii) Borrower shall have effected a covenant defeasance of all of the Public Debt Securities on or prior to the Closing Date in accordance with the Indenture (the “Defeasance Activities”).  All of the Public Debt Securities shall have either been (a) repurchased and be no longer outstanding or (b) called for redemption (with the redemption date being the 30th day following the date of the notice of redemption) and sufficient funds for such redemption shall have been irrevocably deposited with the trustee for the Public Debt Securities in accordance with the terms of the Indenture; provided that Borrower may defer the mailing of the notice of redemption described in clause (b) with respect to Public Debt Securities outstanding on the Closing Date for one Business Day following the Closing Date.

(iii) All of the Junior Preferred Stock shall have been repurchased and be no longer outstanding.  All of the Senior Preferred Stock shall have either been (a) repurchased and be no longer outstanding or (b) called for redemption (with the redemption date being the 30th day following the date of the notice of redemption) in accordance with the terms of Borrower’s restated certificate of incorporation and sufficient funds for such redemption shall have been irrevocably deposited with the Paying Agent in accordance with the terms of the Paying Agent Agreement; provided that Borrower may defer the mailing of the notice of redemption described in clause (b) with respect to any Senior Preferred Stock outstanding on the Closing Date for one Business Day following the Closing Date.

(f) Financial Statements; Projections.  The Original Lenders shall have (i) received and shall be reasonably satisfied with the Audited Financial Statements and (ii) received and reviewed the Pro Forma Financial Statements, pro forma EBITDA and any changes to the forecasts of the financial performance of Borrower and its Subsidiaries (including quarterly forecasts through the quarter ending on or about September 30, 2004).

(g) Indebtedness, Preferred Stock and Minority Interests.  After giving effect to the Transactions and the other transactions contemplated hereby, no Group Company shall have outstanding any Indebtedness, Preferred Stock or minority interests other than (i) the Loans and extensions of credit hereunder, (ii) Public Debt Securities to the extent sufficient funds for the redemption thereof have been irrevocably deposited with the trustee for the Public Debt Securities in accordance with the terms of the Indenture, (iii) shares of Senior Preferred Stock to the extent sufficient funds for the redemption thereof have been irrevocably deposited with the Paying Agent in accordance with the terms of the Paying Agent Agreement, (iv) the Senior Subordinated Notes, (v) intercompany Indebtedness represented by the Intercompany Note or intercompany notes to be pledged to the Collateral Agent pursuant to the Security Agreement and (vi) up to $1.0 million of other Indebtedness.

(h) Opinions of Counsel.  The Administrative Agent shall have received, on behalf of itself, the other Agents, the Original Lenders and the Issuing Bank, (i) favorable written opinion of Simpson Thacher & Bartlett LLP, special counsel for the Credit Parties, in form reasonably acceptable to the Administrative Agent and the Initial Lenders, (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank, and the Original Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request and (ii) a favorable written opinion of Stikeman Elliot LLP, Jeffer, Mangels, Butler & Marmaro LLP and Gadsby Hannah LLP, in form reasonably acceptable to the Administrative Agent and the Initial Lenders, (A) dated the Closing Date and (B) addressed to the Agents, the Issuing Bank, and the Original Lenders.

(i) Solvency Certificate.  The Administrative Agent shall have received a solvency certificate from Borrower’s chief financial officer, in substantially the form of Exhibit M, as to the solvency of each of the Loan Parties after giving effect to the Transactions.

(j) Requirements of Law.  The Administrative Agent shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including without limitation Regulations T, U and X of the Board.

(k) Consents and Approvals.  The Administrative Agent shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the other transactions contemplated hereby.

(l) Litigation.  There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Parent, Holdings, Borrower and the Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

(m) Sources and Uses.  The sources and uses of the Loans shall be as set forth in Section 3.11.

(n) Fees.  The Agents and Original Lenders shall have received all Fees and other amounts due and payable hereunder and under the Fee Letter on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Cahill Gordon & Reindel llp, special counsel to the Agents) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.  The fees and expenses of the Transactions shall not exceed $17.5 million.

(o) Personal Property Requirements.  The Collateral Agent shall have received:

(i) all certificates, agreements or instruments representing or evidencing the Pledged Equity Interests and the Pledged Notes (each as defined in the Security Agreement) accompanied by instruments of transfer and stock powers endorsed in blank shall have been delivered to the Collateral Agent;

(ii) all other certificates, agreements, including control agreements, or instruments necessary to perfect all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Credit Party (as each such term is defined in the Security Agreement and to the extent required by Section 3.03 of the Security Agreement);

(iii) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

(iv) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any of the property of any Credit Party is located and the state and county jurisdictions in which any Credit Party’s principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than those relating to Liens acceptable to the Collateral Agent);

(v) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright Offices, and the execution and/or delivery of such other security and other documents, and the taking of all actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement in Collateral located in the U.S., except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.12 hereof;

(vi) with respect to each location set forth on Schedule 4.02(o)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement or Bailee Letter shall be required with respect to any Real Property or personal property Collateral, as the case may be, that could not be obtained after the Loan Party that is the lessee or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so;

(vii) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents; and

(viii) the Intercompany Note executed by and among Parent and each of its subsidiaries, accompanied by instruments of transfer undated and endorsed in blank.

(p) Real Property Requirements.  The Collateral Agent shall have received:

(i) a Mortgage encumbering each Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Credit Party that is the owner of or holder of any interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(ii) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described therein in an amount equal to 100% of the fair market value of such Real Property which policies (or commitments) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement (if available under applicable law), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, and (E) contain no exceptions to title other than exceptions for the Prior Liens;

(iii) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap” indemnification)

as shall be required to induce the Title Company to issue the Title Policies and endorsements contemplated in subparagraph (ii) above;

(iv) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to subparagraph (ii) above;

(v) with respect to each Mortgaged Real Property, copies of all Leases in which any Group Company holds the lessor’s interest or other agreements relating to possessory interests of any Group Company, if any.  To the extent any of the foregoing encumber any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement;

(vi) with respect to each Mortgaged Real Property, each Group Company shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

(vii) a Survey with respect to each Mortgaged Real Property; and

(viii) with respect to each leasehold Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner of the fee interest therein to consent to or approve of the Lien contemplated by the Mortgage with respect to such leasehold Mortgaged Real Property, and as may be obtained by the owner of such leasehold interest constituting such leasehold Mortgaged Real Property using commercially reasonable efforts.

(q) Insurance.  The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(r) Paying Agent Agreement.  The Paying Agent Agreement shall have been executed and delivered and shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers.

SECTION 4.03. Conditions to Effectiveness of the Amendment and Restatement

.  The effectiveness of this Agreement shall be subject to, and occur upon the date of (the “Amendment Effectiveness Date”), the satisfaction of each of the conditions precedent set forth below.

(a) No Default.  No Default or Event of Default shall have occurred and be continuing on the Amendment Effectiveness Date.

(b) Representations and Warranties.  Each of the representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effectiveness Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Real Property.  The Collateral Agent shall have received the following:

(i) With respect to each Mortgage executed prior to the Amendment Effectiveness Date, a Mortgage Amendment substantially in the form of Exhibit O hereto (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent;

(ii) with respect to each Mortgage Amendment, deliver a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the “Mortgage Policy”) relating to the Mortgage encumbering such Mortgaged Real Property assuring the Collateral Agent that the Mortgage, as amended by the Mortgage Amendment is a valid and enforceable first priority lien on such  Mortgaged Real Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except Prior Liens (as defined in the applicable Mortgage), and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent;

(iii) to the extent requested by the Administrative Agent, with respect to each Mortgage Amendment, opinions of Jeffer, Mangels, Butler & Marmaro LLP and Gadsby Hannah LLP, local counsel to the Loan Parties, which opinions (x) shall be addressed to each Agent and each of the Lenders and be dated the Amendment Effectiveness Date, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment and perfection of the Liens and security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

(d) Opinions and Certificates.  The Administrative Agent shall have received opinions and certificates dated the Amendment Effectiveness Date, in form and substance substantially similar to those delivered pursuant to Sections 4.02 (b), (c) and (h)(i) and including a representation by a Financial Officer of Borrower that as of the Amendment Effectiveness Date no tax or judgment liens have been filed against any Loan Party or any of their respective properties since the Closing Date.

(e) Expenses.  All of the reasonable fees and expenses of special counsel for the Agents in connection with the amendment and restatement shall have been paid in full.

ARTICLE V

AFFIRMATIVE COVENANTS

Parent (only with respect to Sections 5.06, 5.11 and 5.12) and each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or fully cash collateralized, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its subsidiaries to:

SECTION 5.01. Financial Statements, Reports, etc.

In the case of Borrower, furnish to the Administrative Agent (and the Administrative Agent shall furnish to each Lender):

(a) Annual Reports.  Within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of Parent as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, and notes thereto (including a note with a consolidated balance sheet and statements of income and cash flows separating out Borrower and the Subsidiaries) and accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders’ equity of Parent as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth the financial condition, results of operation and cash flows of Parent as of the end of and for such fiscal year, as compared to the Parent's financial condition, results of operation and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows, and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

(b) Quarterly Reports.  Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of Parent as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a consolidated balance sheet and statements of income and cash flows separating out Borrower and the Subsidiaries), and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent as of the date and for the periods specified in accordance with GAAP consistently applied and on a basis consistent with the audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes; (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth the financial condition, results of operation and cash flows of Parent as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to Parent's financial condition, results of operation and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows; and (iii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

(c) [reserved];

(d) Financial Officer’s Certificate.  (i)  Concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Section 6.07 (including, if a Tax Event has occurred, demonstrating compliance with Section 6.07(c) for all prior Test Periods affected by the allocation of taxes in connection with such Tax Event) and, in the case of paragraph (a) above, setting forth Borrower’s calculation of Excess Cash Flow; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Parent and its subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default under Section 6.07 has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

(e) Financial Officer’s Certificate Regarding Collateral.  Concurrently with any delivery of financial statements under paragraph (a) above, a Perfection Certificate Supplement;

(f) Public Reports.  Promptly after they become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its material Indebtedness pursuant to the terms of the documentation governing such material Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(g) Management Letters.  Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(h) Budgets.  No later than 90 days after the first day of each fiscal year of Borrower, an annual budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of Borrower’s business units and sources and uses of cash and balance sheets) prepared by Borrower for each fiscal month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Financial Officer of Borrower to the effect that to such officer’s knowledge such budget is a reasonable estimate for the period covered thereby; and

(i) Other Information.  Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Litigation and Other Notices

.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Company that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect; and

(d) the occurrence of a Casualty Event in excess of $500,000.

SECTION 5.03. Existence; Businesses and Properties

.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable Requirements of Law (including any applicable Environmental Law, zoning or building ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Transaction Documents; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all commercially reasonable repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted at all times as it is currently conducted; provided, however, that nothing in this Section 5.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with Section 6.04; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any property, rights, franchises, licenses and patents that such person reasonably determines are not necessary for the proper conduct of its business.

SECTION 5.04. Insurance

.  (a)  Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Mortgaged Property, otherwise maintain all insurance coverage required under the applicable Mortgage, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (10 days for non-payment) after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as insured party or additional loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

(c) Borrower shall, upon the Administrative Agent’s or the Collateral Agent’s request, deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker annually with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.

SECTION 5.05. Obligations and Taxes

.  Pay its material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, the applicable Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, non-payment or non-discharge could not reasonably be expected to have a Material Adverse Effect and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and, in the case of Collateral, the applicable Company shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

SECTION 5.06. Employee Benefits

.  (a)  Comply with the applicable provisions of ERISA and the Tax Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Companies or their ERISA Affiliates knows or has reason to know that, any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or their ERISA Affiliates in an aggregate amount exceeding $1.0 million, a statement of a Financial Officer of Parent setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (ii) upon request by the Administrative Agent, copies of:  (w) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (x) the most recent actuarial valuation report for each Plan; (y) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (z) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections

.  Keep proper books of record and account (i) in which full, true and correct entries are made in conformity with all Requirements of Law, (ii) in form permitting financial statement conforming with GAAP to be derived therefrom and (iii) in which all material dealings and transactions in relation to its business and activities are recorded.  Each Company will permit any representatives designated by any Agent (at the sole cost and expense of the Lenders) to visit and inspect the financial records and the property of such Company upon reasonable prior notice during regular business hours and under guidance of officers of such Company and to make extracts from and copies of such financial records, and permit any representatives designated by any Agent to discuss the affairs, finances and condition of any Company with and be advised as to the same by the officers thereof and the independent accountants therefor, all at such reasonable times and intervals and to such reasonable extent as any Agent or its representatives may request.

SECTION 5.08. Use of Proceeds

.  Use the proceeds of the Loans, the Closing Date Intercompany Loan and the Equity Financing and request the issuance of Letters of Credit only for the purposes set forth in Section 3.11.

SECTION 5.09. Compliance with Environmental Laws; Environmental Reports

.

(a)  Comply and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned or operated by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and property and obtain and renew all material Environmental Permits applicable to its operations and property and conduct any Response in accordance with Environmental Laws; provided, however, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If a Default caused by reason of a breach of Section 3.17 or Section 5.09(a) shall have occurred and be continuing for more than 20 Business Days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental site assessment report regarding the matters which are the subject of such default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them in connection with such Default.

SECTION 5.10. [Reserved]

.

SECTION 5.11. Additional Collateral; Additional Guarantors

.  (a)  Subject to this Section 5.11, with respect to any assets acquired after the Closing Date by any Credit Party that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (but, in any event, excluding any assets described in paragraph (b) of this subsection), promptly (and in any event within 45 days after the acquisition thereof):  (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall reasonably deem necessary to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such properties or assets subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.  Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of Security Documents against such after-acquired properties or assets.

(b) With respect to any Person that is or becomes a Subsidiary (other than any Foreign Subsidiary that is not a direct Subsidiary of a Loan Party or a Non-Guarantor Subsidiary) promptly (and in any event within 45 days after such Person becomes a Subsidiary) (i) deliver to the Administrative Agent the certificates, if any, representing the Equity Interests of such Subsidiary (provided that with respect to any Foreign Subsidiary of Borrower, in no event shall more than 65% of the Equity Interests of any Foreign Subsidiary be subject to any Lien or pledged under any Loan Document), together with undated stock powers executed and delivered in blank by a duly authorized officer of such Subsidiary’s parent, as the case may be, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer duly executed and delivered in blank by a duly authorized officer of such Loan Party, and (ii) cause such new Subsidiary (other than any Foreign Subsidiary or a Non-Guarantor Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably necessary or advisable to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

(c) (i)  Each Credit Party will promptly grant to the Collateral Agent, within 180 Business Days of the acquisition thereof, security interests and Mortgages in such owned or leased Real Property of such Credit Party as is acquired by such Credit Party after the Closing Date and that, together with any improvements thereon, in the case of any such owned or leased Real Property, individually or in the aggregate has a fair market value of at least $5.0 million, as additional security for the Obligations (unless, with respect to any such property, (x) such property is already mortgaged to a third party to the extent permitted by Section 6.02 or (y) the Administrative Agent determines, in its reasonable discretion, that the fees and expenses of obtaining a Mortgage with respect to such property and the other related deliveries required by this Section 5.11 would be disproportionate to the expected benefits to be received by the Secured Parties) and (ii) in the event the San Carlos Agreement is terminated or the sale of the San Carlos Facility is not otherwise consummated prior to March 31, 2007, Holdings will promptly grant to the Collateral Agent, within 30 days of March 31, 2007 (or, if earlier, the date of termination of the San Carlos Agreement), security interests and a Mortgage in the San Carlos Facility.  In connection with either clause (i) or (ii) above, the Collateral Agent shall have received:

(A)           a Mortgage encumbering each Mortgaged Real Property in favor of Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Credit Party that is the owner of or holder of a possessory interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law, and such UCC-1 Financing Statements, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

(B)           with respect to each leasehold Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner of the fee interest therein to consent to or approve of the Lien contemplated by the Mortgage with respect to such leasehold Mortgaged Real Property, and as may be obtained by the owner of such leasehold interest constituting such leasehold Mortgaged Real Property using commercially reasonable efforts;

(C)           with respect to each Mortgage, a Title Policy shall (A) be issued by the Title Company, (B) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement (if available under applicable law), (D) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, and (E) contain no exceptions to title other than exceptions for the Permitted Liens applicable to such Mortgaged Real Property and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements);

(D)           with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Title Policies and endorsements contemplated in subparagraph (iii) above;

(E)           evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to in subparagraph (iii) above;

(F)           with respect to each Mortgaged Real Property, copies of all leases in which any Group Company holds the lessor’s interest or other agreements relating to possessory interests of any Group Company, if any.  To the extent any of the foregoing encumber any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement;

(G)           with respect to each Mortgaged Real Property, each Group Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

(H)           with respect to each Mortgaged Real Property, a legal opinion from counsel licensed in the state in which the Mortgaged Real Property is located in form and substance reasonably satisfactory to Collateral Agent; and

(I)           a Survey of any such Mortgaged Real Property.

The Mortgages and instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges due and payable in connection therewith shall be paid in full.  Such Credit Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property within 60 days after prompt notice of the acquisition of such after-acquired Real Property is provided to the Collateral Agent.

SECTION 5.12. Security Interests; Further Assurances

.  Each Credit Party shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.  Promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third persons other than the holders of Permitted Liens and subject to other Liens except as permitted by the Security Documents, or obtain any consents, including, without limitation, access agreements or landlord or similar Lien waivers and consents, as may be reasonably necessary in connection therewith, and as may be obtained by using commercially reasonable efforts.  Deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.  Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority or any other person, execute and deliver and/or obtain all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be so required to obtain.

ARTICLE VI

NEGATIVE COVENANTS

Parent (only with respect to Section 6.12(a)) and each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, Parent (only with respect to Section 6.12(a)) will not, Borrower will not, nor will Borrower cause or permit any Subsidiary to:

SECTION 6.01. Indebtedness

.  Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

(b) non-speculative Interest Rate Protection Agreements which may be entered into from time to time by any Company and which such Company in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

(c) Indebtedness under Hedging Agreements (other than Interest Rate Protection Agreements) entered into from time to time by any Company in accordance with Section 6.03(c);

(d) intercompany Indebtedness of the Companies outstanding to the extent permitted by Section 6.03(d);

(e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate amount not to exceed at any time outstanding $7.5 million at that time;

(f) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Company in the ordinary course of its business;

(g) other Indebtedness of any Company not to exceed $10.0 million in aggregate principal amount at any time outstanding;

(h) Contingent Obligations in respect of Indebtedness otherwise permitted under Section 6.01;

(i) Acquired Indebtedness in an aggregate principal amount that shall not exceed $10.0 million since the Closing Date;

(j) the Senior Subordinated Notes and the Senior Subordinated Note Guarantees (including any notes and guarantees issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Senior Subordinated Notes and Senior Subordinated Note Guarantees); and

(k) Indebtedness of any Foreign Subsidiary not to exceed $10.0 million in aggregate principal amount at any time outstanding.

SECTION 6.02. Liens

.  Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except that the following (the “Permitted Liens”) shall be permitted:

(a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions.

(b) Liens in respect of property of any Company imposed by law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money including Liens arising under 42 U.S.C. Section 9607(l) and similar Environmental Laws and those such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, and (iii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

(c) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, (i) not securing Indebtedness and (ii) not individually or in the aggregate materially interfering with the conduct of the business of the Companies at such property;

(d) Liens arising out of judgments or awards not resulting in an Event of Default;

(e) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

(g) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 6.01(e); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of any Company;

(h) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any

Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and other account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(i) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with any Company (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

(j) Liens pursuant to the Security Documents;

(k) Licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Companies taken as a whole;

(l) other Liens securing Indebtedness or that are incurred in the ordinary course of business of any Company; provided that the obligations so secured do not in the aggregate exceed $1.0 million at any time outstanding;

(m) Liens in favor of any Loan Party to secure intercompany Indebtedness;

(n) Liens deemed to exist in connection with Investments in repurchase agreements for Cash Equivalents permitted under Section 6.04;

(o) Liens securing Hedging Obligations to the extent such Hedging Obligations are permitted by Sections 6.01(b), 6.01(c) and 6.03(c);

(p) the existence of the “equal and ratable” clause in the Senior Subordinated Note Documents (but not any security interests granted pursuant thereto); and

(q) Liens securing Indebtedness of Foreign Subsidiaries permitted under Section 6.01(k) provided that such Liens shall not exist, directly or indirectly, on any Collateral;

provided, however, that no Liens other than pursuant to clauses (a) and (n) shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement).  Notwithstanding the foregoing, no consensual mortgage or other Lien shall be permitted to exist on the San Carlos Facility (other than mortgages or Liens required pursuant to the San Carlos Agreement) and no agreement, instrument, deed or lease shall prohibit or limit the ability of any Credit Party to create, incur, assume or suffer to exist a Lien in favor of any of the Secured Parties upon the San Carlos Facility, or which requires the grant of any security for an obligation if security is granted to secure the Obligations (other than pursuant to mortgages or Liens required pursuant to the San Carlos Agreement).

SECTION 6.03. Investment, Loan and Advances

.  Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b) the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c) the Companies may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(b) and may enter into and perform their obligations under Hedging Agreements entered into in the ordinary course of business and so long as any such Hedging Agreement is not speculative in nature and is (i) related to income derived from foreign operations of any Company or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect such Companies against fluctuations in the prices of raw materials used in their businesses;

(d) (1) any Company may make intercompany loans to any Loan Party and any Loan Party may make intercompany loans and advances to any other Loan Party; provided that (i) such loan shall be evidenced by the Intercompany Note and shall be pledged (and delivered) by such Loan Party that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement and (ii) any loans made by any Foreign Subsidiary or Non Guarantor Subsidiary to any Loan Party pursuant to this paragraph (d) shall be subordinated to the obligations of the Loan Parties pursuant to the Intercompany Note and (2) (i) Borrower may make Investments in any Subsidiary Guarantor, (ii) any Company may make Investments in Borrower, (iii) any Subsidiary Guarantor may make Investments in another Subsidiary Guarantor and (iv) any Non-Guarantor Subsidiary may make Investments in any other Non-Guarantor Subsidiary; provided that any such Investment in the form of an intercompany loan shall meet the requirements set forth in clause (1) above;

(e) Borrower and the Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $3.0 million;

(f) Borrower and the Subsidiaries may sell or transfer assets to the extent permitted by Section 6.04 (other than clause (c) thereof);

(g) Borrower may establish (i) Wholly Owned Subsidiaries to the extent permitted by Section 6.11 and (ii) non-Wholly Owned Subsidiaries and/or joint ventures to the extent that Investments in such non-Wholly Owned Subsidiaries and/or joint ventures shall not exceed $5.0 million at any time outstanding, after taking into account amounts returned in cash (including upon disposition);

(h) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(i) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.04;

(j) Investments consisting of advances, loans and/or other extensions of credit to officers, directors and employees of Borrower or any of its Subsidiaries made in connection with the purchase by such persons of Equity Interests of Parent so long as the cash proceeds of such purchase as received by Parent are contemporaneously remitted by Parent to Borrower as capital contributions;

(k) Investments by Borrower in the Collateral Account and LC Sub-Account, and other Investments in other demand deposit accounts;

(l) Investments constituting Permitted Acquisitions;

(m) Investments by Borrower or any Subsidiary of up to $50.0 million in the aggregate, to the extent such Investments are funded with the proceeds from issuances of Equity Interests of Parent;

(n) other Investments by Borrower or any Subsidiary in an aggregate amount not to exceed $5.0 million at any time;

(o) Investments in Foreign Subsidiaries not to exceed $10.0 million at any time outstanding; provided that Investments pursuant to this clause (o) and clause (p) below shall not, in the aggregate, exceed $50.0 million at any time outstanding; and

(p) Investments in Canadian Subsidiaries made in the form of an intercompany loan from a Loan Party used solely to effect Permitted Acquisitions, in an amount not to exceed $50.0 million (less the amount of Investments outstanding under clause (o) above) at any time outstanding; provided that such intercompany loan is evidenced by an intercompany note pledged to the Collateral Agent as security for the Obligations.  Such intercompany note shall be secured by all assets and property acquired (and all assets and property of any entities acquired) in connection with such Permitted Acquisition and pursuant to documentation as set forth in Sections 5.11 and 5.12 as if such Canadian Subsidiary were a Credit Party or such comparable documentation as shall be reasonably acceptable to the Collateral Agent.

SECTION 6.04. Mergers, Consolidations, Sales of Assets and Acquisitions

.  Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any person (or agree to do any of the foregoing at any future time), except that:

(a) Capital Expenditures by Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.07(d);

(b) (i) purchases or other acquisitions of tangible and intangible assets in the ordinary course of business shall be permitted, (ii) sales, transfers or dispositions of inventory shall be permitted, (iii) Asset Sales of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of assets that are, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted and

(iv) subject to Section 2.10(c), the sale, lease or other disposal of any other assets shall be permitted;

(c) Investments to the extent permitted by Section 6.03 (other than clause (f) thereof);

(d) Borrower and the Subsidiaries may sell Cash Equivalents in the ordinary course of business;

(e) Borrower and the Subsidiaries may lease (as lessee or lessor) real or personal property and may guaranty such lease in the ordinary course of business;

(f) the Transactions shall be permitted as contemplated by the Transaction Documents;

(g) Borrower and the Subsidiaries may consummate Permitted Acquisitions;

(h) any Loan Party may be merged into Borrower (as long as Borrower is the surviving corporation of such merger and remains a Wholly Owned Subsidiary of Parent) or any other Wholly Owned Subsidiary Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.12;

(i) any Subsidiary may dissolve, liquidate or wind up its affairs at any time (including, without limitation, by converting from a corporation to a limited liability company or other entity); provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;

(j) Asset Sales by any Company to Borrower or any Subsidiary shall be permitted; provided that any such Asset Sale involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.06;

(k) Equity Interests may be issued to the extent permitted by Section 6.10.

For the avoidance of doubt, Parent shall not merge or consolidate with or into Borrower or any Subsidiary.  To the extent the Required Lenders waive the provisions of this Section 6.04 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.04, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions deemed appropriate in order to effect the foregoing.

SECTION 6.05. Dividends

.  Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that:

(a) any Subsidiary of Borrower (i) may pay cash Dividends to Borrower or any Wholly Owned Subsidiary of Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary of Borrower, may pay cash Dividends to its shareholders generally so long as Borrower or its Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

(b) so long as no Default exists or would result therefrom, Borrower may pay Dividends to Parent in order to enable Parent to repurchase outstanding shares of its capital stock (or options to purchase such capital stock) following the death, disability, retirement or termination of employment of employees, officers or directors of any Company or upon the exercise by any such person of any “put” right in respect of any such capital stock (or options); provided that the aggregate amount of Dividends paid by Borrower pursuant to this paragraph (b) shall not exceed an aggregate amount of $3.0 million (exclusive of any amounts repaid to Borrower concurrently therewith in respect of loans made pursuant to Section 6.03(j);

(c) Borrower may pay cash Dividends to Parent, so long as all proceeds thereof are promptly used by Parent to pay its franchise taxes and operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses and customary fees to non-officer directors of Parent); provided that the aggregate amount of Dividends paid to Parent pursuant to this clause (c) shall not exceed $1.0 million in any fiscal year of Parent;

(d) Borrower or any Subsidiary may pay cash Dividends to Parent in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that Borrower and the Subsidiaries would have been liable for if any of the Companies had filed their taxes on a stand-alone basis, for the purpose of paying such taxes; provided that such payments shall be made by Parent no earlier than five days prior to the date on which Parent is required to make its payments to the Internal Revenue Service, as applicable;

(e) Borrower may pay Dividends to Parent of capital stock of Parent to the extent such capital stock of Parent is acquired by Borrower as a result of a foreclosure action following a default on an advance, loan and/or other extension of credit permitted pursuant to Section 6.03(j); and

(f) Borrower may pay Dividends to the extent permitted by Section 6.06(h).

SECTION 6.06. Transactions with Affiliates

.  Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and the Subsidiary Guarantors), other than on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that:

(a) Dividends may be paid to the extent provided in Section 6.05;

(b) loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Sections 6.01(d) and 6.03(d);

(c) customary director fees may be paid to directors of any Group Company;

(d) Borrower or any Subsidiary may make payments to Parent pursuant to a Tax Sharing Agreement; provided that such payments otherwise meet the requirements for Dividends paid in accordance with Section 6.05(d);

(e) the Transactions may be effected;

(f) transfers of cash and assets to Borrower or any Subsidiary Guarantor may be made;

(g) commercially reasonable employment arrangements may be made with and compensation may be paid to the officers, directors, employees or consultants of any Company; and

(h) payments (in the form of Dividends or otherwise) of cash amounts received by any Group Company under any escrow agreements entered into under the Merger Agreement that do not constitute Escrow Proceeds may be made to Parent or any of its Affiliates.

SECTION 6.07. Financial Covenants.

(a) Maximum Leverage Ratio.  Permit the Leverage Ratio, as of the last day of any Test Period, to exceed the ratio set forth opposite the date in the table below which is closest to the last day of such Test Period:

Date	Leverage Ratio
April 2, 2004	4.95 to 1.0
July 2 2004	4.95 to 1.0
October 1, 2004	4.95 to 1.0
December 31, 2004	4.65 to 1.0
April 1, 2005	4.65 to 1.0
July 1 2005	4.65 to 1.0
September 30, 2005	4.65 to 1.0
December 30, 2005	4.15 to 1.0
March 31, 2006	4.15 to 1.0
June 30, 2006	4.15 to 1.0
September 29, 2006	4.15 to 1.0
December 29, 2006	3.50 to 1.0
March 30, 2007	3.50 to 1.0
June 29, 2007	3.50 to 1.0
September 28, 2007	3.50 to 1.0
January 4, 2008	3.25 to 1.0
April 4, 2008	3.25 to 1.0
July 4, 2008	3.25 to 1.0

Date	Leverage Ratio
October 3, 2008	3.25 to 1.0
January 2, 2009	3.00 to 1.0
April 3, 2009	3.00 to 1.0
July 3, 2009	3.00 to 1.0
October 2, 2009	3.00 to 1.0
January 1, 2010	3.00 to 1.0
April 2, 2010	3.00 to 1.0
July 2, 2010	3.00 to 1.0

(b) Minimum Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio, for any Test Period, to be less than the ratio set forth opposite the date in the table below which is closest to the last day of such Test Period:

Date	Interest Coverage Ratio
April 2, 2004	2.25 to 1.0
July 2 2004	2.25 to 1.0
October 1, 2004	2.25 to 1.0
December 31, 2004	2.50 to 1.0
April 1, 2005	2.50 to 1.0
July 1 2005	2.50 to 1.0
September 30, 2005	2.50 to 1.0
December 30, 2005	2.75 to 1.0
March 31, 2006	2.75 to 1.0
June 30, 2006	2.75 to 1.0
September 29, 2006	2.75 to 1.0
December 29, 2006	3.00 to 1.0
March 30, 2007	3.00 to 1.0
June 29, 2007	3.00 to 1.0
September 28, 2007	3.00 to 1.0
January 4, 2008	3.00 to 1.0
April 4, 2008	3.00 to 1.0
July 4, 2008	3.00 to 1.0
October 3, 2008	3.00 to 1.0

Date	Interest Coverage Ratio
January 2, 2009	3.00 to 1.0
April 3, 2009	3.00 to 1.0
July 3, 2009	3.00 to 1.0
October 2, 2009	3.00 to 1.0
January 1, 2010	3.00 to 1.0
April 2, 2010	3.00 to 1.0
July 2, 2010	3.00 to 1.0

(c) Minimum Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, for any Test Period to be less than 1.20 to 1.0.

(d) Limitation on Capital Expenditures.  (i)  Permit the aggregate amount of Capital Expenditures made in any fiscal year to exceed $7.5 million; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than $7.5 million for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 75% of such maximum amount may be added to the amount of Capital Expenditures permitted under this Section 6.07(d) for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover).

SECTION 6.08. Prepayments of Other Indebtedness; Modifications of Certificate of Incorporation, Other Constitutive Documents or By-Laws and Certain Other Agreements, etc.

  (i) Make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Subordinated Indebtedness, except as otherwise permitted by this Agreement; (ii) cause or permit any other obligation (other than the Obligations and the Guaranteed Obligations) to constitute Designated Senior Debt (or any similar term), as defined in the documents governing any such Subordinated Indebtedness; (iii) amend or modify, or permit the amendment or modification, assignment or license of any Transaction Document (including, without limitation, all documents relating to the Equity Financing) in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders; or (iv) amend, modify or change the articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws of Borrower and the Subsidiaries, or any agreement entered into by them, with respect to their capital stock (including any shareholders’ agreement), or enter into any new agreement with respect to their capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders.

SECTION 6.09. Limitation on Certain Restrictions on Subsidiaries

.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of Borrower, or pay any Indebtedness owed to Borrower or a Subsidiary of Borrower,

(b) make loans or advances to Borrower or any of Borrower’s Subsidiaries or (c) transfer any of its properties to Borrower or any of Borrower’s Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Subordinated Note Documents as in effect on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary of Borrower; (v) customary provisions restricting assignment of any agreement entered into by Borrower or a Subsidiary of Borrower in the ordinary course of business; (vi) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto; (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement; (viii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.04 pending the consummation of such sale; (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary of Borrower; or (x) in the case of any joint venture which is not a Loan Party in respect of any matters referred to in clauses (b) and (c) above, restrictions in such person’s organizational or governing documents or pursuant to any joint venture agreement or stockholders agreement solely to the extent of the Equity Interests of or assets held in the subject joint venture or other entity.

SECTION 6.10. Limitation on Issuance of Capital Stock

.  Borrower will not, and will not permit any Subsidiary to, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of Borrower or any Subsidiaries in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date pursuant to Section 6.11 may issue Equity Interests to Borrower or the Subsidiary of Borrower which is to own such stock; and (iii) Borrower may issue common stock that is Qualified Capital Stock to Parent.  All Equity Interests issued in accordance with this Section 6.10 shall, to the extent required by Section 5.11 or the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

SECTION 6.11. Limitation on Creation of Subsidiaries

.  Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that Borrower may (a) establish or create one or more Wholly Owned Subsidiaries of Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) the relevant percentage of the Equity Interest of any new Subsidiary is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement in accordance with Section 5.11; and (ii) upon the creation or establishment of any such new Wholly Owned Subsidiary, such Subsidiary becomes a party to the applicable Security Documents and shall become a Subsidiary Guarantor hereunder and execute a Joinder Agreement and the other Loan Documents to the extent required by Section 5.11; and (b) establish, create or acquire one or more Subsidiaries that are not Wholly Owned Subsidiaries without such consent if such Subsidiaries are acquired in connection with a Permitted Acquisition or pursuant to Investments permitted by Section 6.03(g).

SECTION 6.12. Business

.  (a)  With respect to Parent, engage in any business activities or have any assets or liabilities, other than (i) its ownership of the Equity Interests of Borrower  (ii) the issuances of guarantees of Indebtedness of Borrower and pledges of Equity Interests, to the extent such Indebtedness and pledges of Equity Interests are permitted by this Agreement, (iii) issuances of its Equity Interests and other activities expressly permitted by this Agreement, (iv) the borrowing of funds from Borrower pursuant to the Closing Date Intercompany Loan, (v) the issuance of the Permitted Parent Notes and (v) activities and assets reasonably related to the foregoing clauses (i), (ii), (iii), (iv) and (v).

(b) With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (or which are similar, complementary or reasonably related thereto or are reasonable extensions thereof).

SECTION 6.13. Limitation on Accounting Changes

.  Make or permit any change in accounting policies or reporting practices without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or are required by GAAP.

SECTION 6.14. Fiscal Year

.  Change its fiscal year-end to a date other than the Friday closest to September 30.

SECTION 6.15. Sale and Leaseback Transactions

.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.04 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

SECTION 6.16. Anti-Terrorism Law; Anti-Money Laundering

.  (a)  Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.16).

(b) Knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of law.

ARTICLE VII

GUARANTEE

SECTION 7.01. The Guarantee

.  The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document or Interest Rate Protection Agreement relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02. Obligations Unconditional

.  The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Credit Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03. Reinstatement

.  The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Guarantors jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable out-of-pocket costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith or willful misconduct of such Secured Party.

SECTION 7.04. Subrogation; Subordination

.  Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this Article VII is hereby subordinated to the prior payment in full in cash of the Guaranteed Obligations.

In addition, any Indebtedness of the Guarantors now or hereafter held by any Guarantor is hereby subordinated in right of payment in full in cash to the Guaranteed Obligations.  Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, any Guarantor shall prior to the payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.  Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.05. Remedies

.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.06. Instrument for the Payment of Money

.  Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

SECTION 7.07. General Limitation on Guarantee Obligations

.  In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Credit Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01. Events of Default

.  In case of the happening of any of the following events (“Events of Default”):

(a) default shall be made in the payment of any principal of, or premium on, any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d) default shall be made in the due observance or performance by any Credit Party of any covenant, condition or agreement contained in Section 5.02(a), 5.03(a), 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by Parent or any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in (a), (b) or (d) above) or the Fee Letter and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or the Required Lenders to Borrower;

(f) any Group Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations) when and as the same shall become due and payable or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Group Company, or of a substantial part of the property or assets of any Group Company, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Company or for a substantial part of the property or assets of any Group Company; or (iii) the winding-up or liquidation of any Group Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Group Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Company or for a substantial part of the property or assets of any Group Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

(i) one or more judgments for the payment of money in an aggregate amount in excess of $5.0 million (exclusive of amounts covered by insurance) shall be rendered against any Group Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Group Company to enforce any such judgment;

(j) an ERISA Event or noncompliance with respect to Foreign Plans shall have occurred so that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Group Company or a combination thereof in an aggregate amount exceeding $5.0 million;

(k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Documents or except to the extent any loss of perfection or priority results from the failure of the Collateral Agent to file UCC continuation statements or maintain possession of certificates actually delivered to it representing the securities pledged to it under the Security Agreement)) in favor of the Collateral Agent, or shall be asserted by any Credit Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(l) the Guarantees shall cease to be in full force and effect or any Guarantor shall contest the validity or enforceability of its Guarantee;

(m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document; or

(n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Parent or Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent or Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

SECTION 9.01. Collateral Account

.  (a)  The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement (to the extent requested), a restricted deposit account designated “Collateral Account”.  Each Credit Party shall deposit into the Collateral Account from time to time (i) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Collateral to the extent contemplated herein or in any other Loan Document, and (iii) any cash such Credit Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

(b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided.  So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall, within one Business Day’s of receiving a request of the applicable Credit Party for release of cash proceeds constituting (i) Net Cash Proceeds from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Credit Party, so long as such Credit Party has satisfied the conditions relating thereto set forth in Section 9.02, (ii) Net Cash Proceeds from any sale or other disposition of Collateral from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account, so long as such Credit Party has satisfied the conditions relating thereto set forth in Section 9.02 and (iii) with respect to the LC Sub-Account at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full.  At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply and provide notice to Borrower of such application or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.03 hereof, subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.18(j) and 9.03.  The Credit Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

(c) Amounts on deposit in the Collateral Account shall be invested from time to time in Cash Equivalents as the applicable Credit Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.03 hereof.

(d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Collateral Agent in a separate sub-account designated as the “LC Sub-Account” (the “LC Sub-Account”).

SECTION 9.02. Proceeds of Casualty Events

.  (a)  So long as no Event of Default shall have occurred and be continuing, in the event there shall be any Net Cash Proceeds in respect of any Casualty Event, the applicable Credit Party shall have the right, at such Credit Party’s option, to apply such Net Cash Proceeds in accordance with the applicable provisions of this Agreement.

(b) In the event any Net Cash Proceeds are required to be deposited in the Collateral Account in accordance with Section 2.10(f), the Collateral Agent shall not release any part of such Net Cash Proceeds until the applicable Credit Party has furnished to the Collateral Agent (i) an Officers’ Certificate setting forth:  (A) a brief description of the reason for the release, (B) the dollar amount of the expenditures to be made, or costs incurred by such Credit Party in connection with such release and (C) each request for payment shall be made on at least one Business Day’s prior notice to the Collateral Agent and such request shall state that the properties acquired in connection with such release have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 5.11 and 5.12 to, among other things, subject such reinvestment properties or assets to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

SECTION 9.03. Application of Proceeds

.  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Obligations (other than the Related Hedging Obligations) owing to the Secured Parties, in each case equally and ratably in accordance with the respective amounts thereof then due and owing and (ii) Related Hedging Obligations in accordance with the terms of the applicable Hedging Agreements; and

(d) Fourth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (c) of this Section 9.03, the Loan Parties shall remain liable for any deficiency.

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 10.01. Appointment

.  Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents.  Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

SECTION 10.02. Agent in Its Individual Capacity

.  Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

SECTION 10.03. Exculpatory Provisions

.  No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.  No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document.

SECTION 10.04. Reliance by Agent

.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by a proper person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.

SECTION 10.05. Delegation of Duties

.  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 10.06. Successor Agent

.  Each Agent may resign as such at any time upon at least 30 days’ prior notice to the Lenders, the Issuing Bank and Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of Borrower (not to be unreasonably withheld or delayed), to appoint a successor Agent from among the Lenders; provided, that no consent of Borrower shall be required if an Event of Default has occurred and is continuing.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent with the consent of Borrower (not to be unreasonably withheld or delayed), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $250 million; provided, that no consent of Borrower shall be required if an Event of Default has occurred and is continuing; provided, further that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After an Agent’s resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

SECTION 10.07. Non-Reliance on Agent and Other Lenders

.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 10.08. No Other Administrative Agent

.  The Lenders identified in this Agreement and the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Without limiting the foregoing, the Syndication Agent and the Documentation Agent shall not have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent and the Documentation Agent as it makes with respect to the Administrative Agent or any other Lender in this Article X.  Notwithstanding the foregoing, the parties hereto acknowledge that the Syndication Agent and the Documentation Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

SECTION 10.09. Indemnification

.  The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by a Credit Party and without limiting the obligation of the Credit Parties to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and other Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and other Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Notices

.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to a Credit Party, to it at:
Communications & Power Industries, Inc.
c/o The Cypress Group L.L.C.
65 E.  55th Street
New York, New York 10022
Attention:  Michael F. Finley
Phone:  (212) 705-0150
Telecopy No.:  (212) 705-0199;

(b) if to the Administrative Agent, or the Collateral Agent to it at:
UBS AG, Stamford Branch
677 Washington Boulevard
Stamford, Connecticut  06901
Attention: Vladimira Holeckova
Phone:  (203) 719-6403
Telecopy No.:  (203) 719-4176; and

(c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01 and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

SECTION 11.02. Waivers; Amendment

.  (a)  No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the written consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term B Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or set-offs required thereby without the written consent of each Lender, (v) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Guarantor from its Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations (including pursuant to Section 2.20) equally and ratably with or subordinated to the other Obligations), in each case without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term B Lenders) or the Term B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (3) any waiver, amendment or modification prior to the earlier of (i) the date which is 30 days after the Amendment Effectiveness Date and (ii) the date of the successful completion of the syndication of the Loans and Commitments (as determined by the Joint Lead Arrangers) may not be effected without the written consent of the Administrative Agent.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by Section 11.02(b) (other than clause (iii) of such Section), the consent of the Supermajority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace any of such non-consenting Lenders with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

SECTION 11.03. Expenses; Indemnity

.  (a)  The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, in connection with the syndication of the Loans and Commitments, the preparation, execution and delivery of the Loan Documents, the administration of the Loans and Commitments, the perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii) all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the reasonable fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, suit or other proceeding affecting the Collateral or any part thereof, in which action, suit or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law);

(iii) all reasonable costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank or any Lender, incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations; and

(iv) all documentary and similar taxes and charges in respect of the Loan Documents.

For purposes of this Section 11.03(a), “Advisors” shall mean legal counsel (including local counsel), auditors, accountants, consultants, appraisers or other advisors; provided that (x) in the case of clause (i), the engagement of any Advisors other than legal counsel (including local counsel) shall be subject to approval by Borrower (which approval shall not be unreasonably withheld) and (y) in the case of clause (iii), the engagement of any Advisors other than one firm of legal counsel by any Lender shall be subject to approval by the Administrative Agent.

(b) The Credit Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, penalties, judgments, suits and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, under or from any property owned, leased or operated by any Group Company, or any Environmental Claim related in any way to any Group Company; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans or other Obligations, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank, the Swingline Lender or any Lender.  All amounts due under this Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d) To the extent that Borrower fails to promptly pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such provided further, however, that to the extent any Issuing Bank or Swingline Lender is entitled to indemnification under this Section 11.03, to the extent such indemnification relates solely to such Issuing Bank’s or such Swingline Lender’s acting in such capacity the indemnification provided for in this Section 11.03 will be the obligation solely of the Revolving Lenders.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term B Loans and unused Commitments at the time.

SECTION 11.04. Successors and Assigns

.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Affiliates of each of the Agents, the Issuing Bank, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender shall have the right at any time to assign to one or more banks, insurance companies, investment companies or funds or other institutions (other than any Group Company or any Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, each of Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the primary syndication of the Commitment and Loans by the Joint Lead Arrangers or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Revolving Commitments and Revolving Loans, $1.0 million, and (y) in the case of Term B Loan Commitments and Term B Loans, $1.0 million unless each of Borrower and the Administrative Agent otherwise consent (provided that substantially contemporaneous assignments to an assignee and one or more of its Lender Affiliates shall be aggregated for purposes of such minimum assignment amounts), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except that such fee will not be payable with respect to an assignment to a Lender or a Lender Affiliate), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of Borrower otherwise required under this paragraph shall not be required (1) if an Event of Default under Article VIII has occurred and is continuing or (2) prior to the earlier of (x) the date which is 30 days after the Amendment Effectiveness Date and (y) date on which a successful syndication of the Loans and Commitments shall have been declared by the Joint Lead Arrangers; provided, however, that in the case of clause (2), Borrower shall have the consultation rights with respect to syndication of the Loans as set forth in the Commitment Letter.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c) the Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless (i) it has been recorded in the Register as provided in this paragraph or (ii) the original Note evidencing the assigned Loan (or portion thereof), if any, is returned to the Borrower marked “cancelled” and one or more new Notes are issued to the assignee, if requested by the assignee and the assigning Lender, if necessary.

(e) Any Lender shall have the right at any time, without the consent of Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), or (iii) of the first proviso to Section 11.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender.  Each Lender shall, acting for this purpose as an agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the amount and terms of its participations, provided that no Lender shall be required to disclose or share the information contained in such register with the Borrower or any other party, except as required by applicable law.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.15(e) and (f) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of or notice to the Borrower or Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

SECTION 11.05. Survival of Agreement

.  All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.12, 2.14, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the other Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06. Counterparts; Integration; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including the Original Credit Agreement, except to the extent set forth in Section 11.05 of the Original Credit Agreement.  Except as provided in Section 4.01, this Agreement shall become effective when the conditions precedent in set forth in Section 4.03 have been met and when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Upon the effectiveness hereof any reference to the word “Term” in any Loan Document (other than this Agreement) or Exhibit hereto or thereto, when included in the defined terms Term Loan, Term Borrowing, Term Loan Commitment shall be deemed to be the words “Term B”.  The Borrowers, the Guarantors, the Agents and the Lenders agree that (a) all obligations under the Original Credit Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and shall constitute Obligations except to the extent prepaid and exchanged into Term B Loans in accordance with Section 2.19 and (b) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  Notwithstanding the foregoing, each Lender who signs a Confidential Lender Authorization with the Administrative Agent shall be deemed to have consented to the Administrative Agent signing this Agreement on its behalf pursuant to the provisions thereof and, effective upon the Administrative Agent signing a counterpart of such Confidential Lender Authorization, shall be further deemed in this Agreement and the other Loan Documents to have been a signatory hereto.  Each Lender signatory to a Confidential Lender Authorization agrees that such Lender shall not be entitled to receive a copy of any other Lender’s Confidential Lender Authorization.

SECTION 11.07. Severability

.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11.08. Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process

(a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

SECTION 11.10. WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11. Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12. Confidentiality

.  Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to such Agent’s and such Lender’s Affiliates and their directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (ii) to the extent requested by any regulatory authority or any quasi-regulatory authority (including the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (vii) with the written consent of Borrower, (viii) to the extent such Information (A) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (B) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary or (ix) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s advisor (so long as such contractual counterparty or advisor to such contractual counterparty agrees to be bound by the provisions of this Section 11.12).  For the purposes of this Section, “Information” means all information received from any Group Company relating to any Group Company or its business that is clearly identified at the time of delivery as confidential, other than any such information that is available to the any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Group Company.  Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 11.13. Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 11.14. Lender Addendum

.  Each Lender to become a party to this Agreement on the Closing Date shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 11.15. Administrative Agent Consent to Defeasance

.  Pursuant to Section 8.04(a) of the Indenture, dated as of August 11, 1995, as amended, with respect to the Public Debt Securities (the “Indenture”) and in connection with the Defeasance Activities, the Administrative Agent hereby consents to a covenant defeasance by Borrower pursuant to Article 8 of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurere and Secretary

CPI HOLDCO, INC., as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurere and Secretary

CPI SUBSIDIARY HOLDINGS INC.,
as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary

COMMUNICATIONS & POWER
INDUSTRIES INTERNATIONAL INC., as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary

COMMUNICATIONS & POWER INDUSTRIES ASIA INC.,
as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary and Treasurer

ECONCO BROADCAST SERVICE, INC.,
as a Guarantor

By:	/s/ JOEL A. LITTMAN
	Name:	Joel A. Littman
	Title:	Secretary and Treasurer

UBS SECURITIES LLC,
as a Joint Lead Arranger

By:	/s/ JAMES BOLAND
	Name:	James Boland
	Title:	Executive Director

By:	/s/ WARRON JERVEY
	Name:	Warron Jervey
	Title:	Director and Counsel Region Americas Legal

UBS AG, STAMFORD BRANCH, as

Administrative Agent, Collateral Agent,
Issuing Bank and as administrative agent,
sole Arranger and sole bookrunner solely
with respect to the Term B Loans and on
behalf of the Lenders signatory to a
Confidential Lender Authorization

By:	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Director Banking Products Services, US

By:	/s/ BALICZ SIKKA
	Name:	Balicz Sikka
	Title:	Associate Director Banking Products Services, US

UBS LOAN FINANCE LLC,
as Swingline Lender and as a Revolving Lender

By:	/s/ JAMES BOLAND
	Name:	James Boland
	Title:	Executive Director

By:	/s/ WILFRED V. SAINT
	Name:	Wilfred V. Saint
	Title:	Director Banking Products Services, US

By:	/s/ BALICZ SIKKA
	Name:	Balicz Sikka
	Title:	Associate Director Banking Products Services, US

BEAR, STEARNS & CO. INC.
as a Joint Lead Arranger

By:	/s/ KEITH C. BARNISH
	Name:	Keith C. Barnish
	Title:	Senior Managing Director

BEAR STEARNS CORPORATE LENDING
as a Syndication Agent

By:	/s/ KEITH C. BARNISH
	Name:	Keith C. Barnish
	Title:	Executive Vice President

S-

WACHOVIA CAPITAL MARKETS, LLC.
as Co-arranger

By:	/s/ WILLIAM F. FOX
	Name:	William F. Fox
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
as Documentation Agent and as a Revolving Lender

By:	/s/ WILLIAM F. FOX
	Name:	William F. Fox
	Title:	Vice President

ANNEX 1

Amortization Table

Date	Term Loan Amount
December 31, 2004	$225,000
March 31, 2005	$225,000
June 30, 2005	$225,000
September 30, 2005	$225,000
December 31, 2005	$225,000
March 31, 2006	$225,000
June 30, 2006	$225,000
September 30, 2006	$225,000
December 31, 2006	$225,000
March 31, 2007	$225,000
June 30, 2007	$225,000
September 30, 2007	$225,000
December 31, 2007	$225,000
March 31, 2008	$225,000
June 30, 2008	$225,000
September 30, 2008	$225,000
December 31, 2008	$225,000
March 31, 2009	$225,000
June 30, 2009	$225,000
September 30, 2009	$21,318,750
December 31, 2009	$21,318,750
March 31, 2010	$21,318,750
July 23, 2010	$21,318,750
Total	$90,000,000

EXHIBIT I-2

[Form of]
TERM B NOTE

$____________                                                                                                New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [                       ] (the "Lender") on the Term B Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of ____________ DOLLARS ($), or, if less, the aggregate unpaid principal amount of all Term B Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term B Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-

I-2-1

Arranger"), and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-2-2

COMMUNICATIONS & POWER INDUSTRIES, INC, as Borrower

By: _________________________________
Name:
Title:

I-2-3

EXHIBIT I-3

[Form of]
REVOLVING NOTE

$____________                                                                                                                                                                New York, New York
                                                   [Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of (the "Lender") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC, a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger")., and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

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This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-3-2

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:  ______________________________________
Name:
Title:

I-3-3

EXHIBIT I-4

[Form of]
SWINGLINE NOTE

$____________                                                                                                                                                                New York, New York
                                                    [Date]

FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of UBS LOAN FINANCE LLC (the "Lender") on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) ____________ ($____________) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement defined below.  Borrower further agrees to pay interest on the unpaid principal amount hereof in like money from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of Lender to make such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of January 23, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("Holdings"), CPI ACQUISITION CORP., a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity, "Swingline Lender"), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger"), and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein.

I-4-1

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents.  Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

I-4-2

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:  ______________________________________
Name:
Title:

I-4-3

EXHIBIT O

THIS INSTRUMENT PREPARED IN CONSULTATION
WITH COUNSEL IN THE STATE IN WHICH THE TRUST
PROPERTY IS LOCATED BY THE ATTORNEY NAMED
BELOW, AND AFTER RECORDING, PLEASE RETURN TO:

Athy A. Mobilia, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York. New York 10005

AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS AMENDMENT TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Amendment") is made as of the 29th day of November, 2004, by Communications & Power Industries. Inc. (the "Mortgagor"), whose address is 811 Hansen Way, Palo Alto, California 94303, to UBS AG, Stamford Branch, a Connecticut licensed branch of a Swiss banking corporation, having an office at 677 Washington Boulevard, Stamford, Connecticut 06901, as Collateral Agent (and together with any successors and assigns in such capacity, the "Collateral Agent") for the benefit of Secured Parties (as defined in the Mortgage as hereinafter defined) pursuant to the Credit Agreement (as hereinafter defined) (in such capacity "Mortgagee").

W I T N E S S E T H

WHEREAS, the Mortgagor executed and delivered in favor of the Mortgagee a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of [            ], 2004 recorded on [            ] in Official Records Book [            ], Page [        ], Document Number [            ] with the Recorder of [            ] County, [            ], (the "Original Mortgage") as amended, amended and restated, supplemented or otherwise modified from time to time (the "Mortgage"), pursuant to which the Mortgagor conveyed to the Mortgagee all of the Mortgagor's right, title and interest in and to the Mortgaged Property (as such term is defined in the Original Mortgage), comprised in part by the Land (as defined in the Original Mortgage) described on Schedule A annexed hereto, to secure, among other things, payment and performance by the Mortgagor of all the Secured Obligations (as defined in the Original Mortgage).

WHEREAS, concurrently herewith, the Credit Agreement dated January 23, 2004 and described in Recital A of the Original Mortgage (such Credit Agreement, the "Original Credit Agreement," such Original Credit Agreement, as so amended and restated, and further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") is being amended and restated to allow, among other things, the conversion of the Term B Loans (as defined in the Original Credit Agreement) to a new class of Term B Loans (as defined in the Credit Agreement), and increase the amount of availability of Term B Loans (as defined in the Original Credit Agreement) to $164.44 million.

NOW, THEREFORE, the parties hereto desire to amend the Mortgage as follows:

Section 1. Defined Terms.  Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Original Mortgage.  In addition, any reference to "this Mortgage" shall be deemed to be a reference to the Mortgage as amended by this Amendment.

Section 2. Confirmation and Restatement.  The Mortgagor, to induce the Mortgagee to consummate the transactions contemplated by the Credit Agreement, and in order to continue to secure the payment of the Secured Obligations, hereby confirms and restates:  (a) the conveyance pursuant to the Mortgage to the Mortgagee of the Mortgaged Property, (b) the grant pursuant to the Mort gage to the Mortgagee of a security interest in the Mortgaged Property and (c) the assurance that the Mortgage secures the Secured Obligations.  Nothing contained in this Amendment shall be construed as (a) a novation of the Secured Obligations or (b) a release or waiver of all of an portion of the conveyance to the Mortgagee of the Mortgaged Property or the grant to the Mortgagee of a security interest in the Mortgaged Property pursuant to the Mortgage.

Section 3. Amendments to Recitals.  Recital A is amended by deleting it in its entirety and replacing it with the following:

"Pursuant to that certain credit agreement, dated as of January 23, 2004, as amended and restated as of November 29, 2004 (as amended and restated and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Mortgagor, as Borrower thereunder, CPI Acquisition Corp. (which has been renamed CPI Holdco, Inc.) ("Parent"), the Subsidiary, Guarantors from time to time party thereto, the Lenders, UBS AG, Stamford Branch, as Administrative Agent, Collateral Agent, and Issuing Bank, UBS Securities LLC and Bear, Stearns & Co., Inc., as Joint Lead Arrangers and Bookrunners, UBS Loan Finance LLC, as Swingline Lender, Bear Stearns Corporate Lending, Inc.. as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and Wachovia Capital Markets, LLC. as Co-Arranger, the Lenders have a greed to make to or for the account of the Mortgagor certain Loans (as hereinafter defined) and to issue certain Letters of Credit (as hereinafter defined) for the account of the Mortgagor."

Section 4. Amendment to Section 2.4.  Section 2.4 is amended by deleting the reference therein to "$130,000,000" and inserting in lieu thereof "$204,550,000."

Section 5. Effectiveness.  This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor.  Except as herein provided, the Mortgage shall remain unchanged and in full force and effect.

Section 6. Miscellaneous.

(a) This Amendment relates only to the specific matters covered herein and shall not constitute a consent to or waiver or modification of any other provision, term or condition of the Mortgage.

(b) All terms, provisions, covenants, representations,  warranties, agreements and conditions contained in the Mortgage shall remain in full force and effect except as expressly provided herein.

(c) From and after the execution of this Amendment by the parties hereto, each reference in the Mortgage to "this Agreement", "hereof", "herein", "hereby" or words of like import shall be deemed to be a reference to the Mortgage as amended by this Amendment.

(d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(e) THIS AMENDMENT SHALL BF GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Mortgagor as of the day and year first written above.

COMMUNICATIONS POWER INDUSTRIES, INC., a Delaware corporation

By:  _____________________________________
Name:
Title:

UBS AG, STAMFORD BRANCH, a Swiss banking corporation

By:  _____________________________________
Name:
Title:

ACKNOWLEDGMENT

STATE OF ____________  )
               )
COUNTY OF __________  )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that __________________________, whose name as ______________________ of _______________________________________ is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, acting in his capacity as such _______________ and with full authority, executed the same voluntarily on the date hereof, for and on behalf of said corporation.

Given under my hand and official seal this ______ day of ____________ 2004.

                                           Notary Public
                                           My Commission Expires:_______________

ACKNOWLEDGMENT

STATE OF ____________                                                      )
)
COUNTY OF __________                                                      )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that __________________________, whose name as ______________________ of _______________________________________ is signed to the fore going instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, acting in his capacity as such _______________ and with full authority, executed the same voluntarily on the date hereof, for and on behalf of said corporation.

Given under m y hand and official seal this ______ day of ____________ 2004.

                                           Notary Public
                                                   My Commission Expires:_______________

Schedule A

The land with the buildings thereon situated in [          ] County, [           ], comprising [ ] parcel[s] of land. bounded and described as follows:

EXHIBIT P

CONFIDENTIAL LENDER AUTHORIZATION

Reference is made to the Credit Agreement, dated as of January 23, 2004, amended and restated as of November 29, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among COMMUNICATIONS & POWER INDUSTRIES INC., a Delaware corporation ("Borrower"), CPI ACQUISITION CORP. (which has been renamed CPI Holdco, Inc.), a Delaware corporation ("Parent"), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC and BEAR, STEARNS & CO. INC., as joint lead arrangers and bookrunners (in such capacity, "Joint Lead Arrangers"), CBS LOAN FINANCE LLC. as swingline lender (in such capacity, "Swingline Lender"),  UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and as issuing bank (in such capacity, "Issuing Bank"), BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent (in such capacity, "Syndication Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, "Documentation Agent") and WACHOVIA CAPITAL MARKETS, LLC, as co-arranger (in such capacity, "Co-Arranger").

Upon execution and delivery of this Confidential Lender Authorization by the parties hereto as provided in Section 11.06 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule I hereto, effective as of the Amendment Effectiveness Date.  The undersigned, by its signature hereto, authorizes the Administrative Agent to execute and deliver the Credit Agreement on its behalf.

THIS CONFIDENTIAL LENDER AUTHORIZATION SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Confidential Lender Authorization may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Confidential Lender Authorization to be duly executed and delivered by their proper and duly authorized officers as of the 29th of November, 2004.

[INSERT NAME OF LENDER AND REMOVE BRACKETS], as Lender

By: ______________________________
   Name:
   Title:

Accepted and agreed:

UBS AG, STAMFORD BRANCH, as
Administrative Agent

By: _______________________
    Name:
    Title:

By: _______________________
    Name:
    Title:

Schedule I

COMMITMENTS

1.          Name of Lender:

2.          Term B
    Loan Commitment:                                           $